Oppenheimer Total Return Fund, Inc.

6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated April 30, 2002

         This Statement of Additional  Information is not a Prospectus.  This document contains  additional  information about the Fund and  supplements  information  in the  Prospectus  dated April 30, 2002. It should be read together with the  Prospectus,  which may be obtained by writing to the Fund's Transfer Agent,  OppenheimerFunds  Services, at P.O. Box 5270, Denver,  Colorado 80217, or by calling the  Transfer  Agent at the  toll-free  number  shown  above,  or by  downloading  it from the  OppenheimerFunds  Internet  web site at
www.oppenheimerfunds.com.

Contents
                                                                                                              Page
About the Fund

About Your Account

Financial Information About the Fund

A B O U T  T H E  F U N D

Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal  investment policies and the main risks of the Fund are described in the Prospectus.
This Statement of Additional  Information contains supplemental  information about those policies and risks and the types of securities that the Fund's investment  Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional  information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies  that the Fund's Manager may use in selecting  portfolio  securities  will vary over time. The Fund is not required to use all of the investment  techniques and strategies  described  below at all times in seeking its goal. It may use some of the special  investment  techniques and strategies at some times or not at all.

         In selecting  securities  for the Fund's  portfolio,  the Manager  evaluates  the merits of securities  primarily  through the exercise of its own investment  analysis.  That analysis  includes a number of factors,  some of which are discussed in the Prospectus.
Additionally, the Manager may evaluate
         |_|  the strength of an issuer's management and the history of its operations,
         |_|  the soundness of its financial and accounting policies and its financial condition,
         |_|  the issuer's pending product developments and developments by competitors,
         |_|  the effect of general market  conditions on the issuer's  business and the prospects for the industry of which the issuer is a part, and
         |_|  legislative proposals that might affect the issuer.

         |X|  Investments  in Equity  Securities.  The Fund does not limit its  investments  in equity  securities to issuers  having a market  capitalization  of a specified size or range, and therefore may invest in securities of small-,  mid- and  large-capitalization issuers.  At times,  the Fund may focus its equity  investments  in securities  of one or more  capitalization  ranges,  based upon the
Manager's  judgment  of where the best  market  opportunities  are to seek the  Fund's  objective.  At times,  the  market may favor or disfavor  securities of issuers of a particular  capitalization  range.  Securities of small  capitalization  issuers may be subject to greater price  volatility in general than  securities of larger  companies.  Therefore,  if the Fund is focusing on, or has substantial investments in, smaller  capitalization  companies at times of market  volatility,  the Fund's share price may fluctuate more than that of funds focusing on larger capitalization issuers.

         |_| Growth  Companies.  Growth  companies are those  companies  that the Manager  believes are entering into a growth cycle in their  business,  with the  expectation  that their stock will increase in value.  They may be  established  companies as well as newer companies in the development stage.

         Growth companies may have a variety of  characteristics  that in the Manager's view define them as "growth" issuers.  They may be generating or applying new technologies,  new or improved distribution  techniques or new services.  They may own or develop natural resources.  They may be companies  that can benefit from changing  consumer  demands or  lifestyles,  or companies  that have projected earnings in excess of the average for their  sector or  industry.  In each case,  they have  prospects  that the Manager  believes  are favorable for the long term.  The portfolio  managers of the Fund look for growth  companies  with strong,  capable  management,  sound financial and accounting policies, successful product development and marketing and other factors.

         |_| Value  Investing.  In using a value  approach,  the  portfolio  managers look for stock and other equity  securities  that appear to be temporarily  undervalued,  by various measures,  such as price/earnings ratios. This approach is subject to change and may not  necessarily  be used in all cases.  Value  investing  seeks stocks  having  prices that are low in relation to their real worth or future  prospects,  in the hope that the Fund will realize  appreciation in the value of its holdings when other investors  realize the intrinsic value of the stock.

         Using value  investing  requires  research as to the  issuer's  underlying  financial  condition  and  prospects.  Some of the measures used to identify these securities include, among others:

         |_|  Price/Earnings  Ratio,  which is the stock's  price  divided by its earnings per share.  A stock having a  price/earnings ratio  lower than its  historical  range,  or lower than the  market as a whole or that of  similar  companies  may offer attractive investment opportunities.
         |_|  Price/Book  Value  Ratio,  which is the stock price  divided by the book value of the company per share.  It measures the company's stock price in relation to its asset value.
         |_|  Dividend Yield, which is measured by dividing the annual dividend by the stock price per share.
         |_|  Valuation of Assets which  compares the stock price to the value of the  company's  underlying  assets,  including  their projected value in the marketplace and liquidation value.

         |_| Convertible  Securities.  Convertible  securities are debt securities that are convertible  into an issuer's common stock.
Convertible  securities  rank senior to common stock in a corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its  "investment  value" and its  "conversion  value." If the investment value exceeds the conversion  value, the security will behave more like a debt security,  and the security's price will likely increase when interest  rates fall and decrease when interest rates rise. If the conversion  value exceeds the  investment  value,  the security will behave more like an equity  security.  In that case,  it will likely sell at a premium over its  conversion  value,  and its price will tend to fluctuate directly with the price of the underlying security.

         While some  convertible  securities  are a form of debt  security,  in certain cases the Manager  regards them more as "equity equivalents"  or "equity  substitutes"  because of their  conversion  feature  (allowing  conversion  into common stock or other equity securities).  In those cases,  the rating  assigned to the security has less impact on the  Manager's  investment  decision than in the case of  non-convertible  debt  securities.  Convertible  debt securities are subject to credit risks and interest rate risks described below in "Investments in Debt Securities."

         To determine whether  convertible  securities  should be regarded as "equity  equivalents," the Manager examines the following factors:

o        whether,  at the option of the  investor,  the  convertible  security can be exchanged  for a fixed number of shares of common stock of the issuer,
o        whether the issuer of the  convertible  securities  has restated  its  earnings  per share of common stock on a fully  diluted basis (considering the effect of conversion of the convertible securities), and
o        the extent to which the convertible security may be a defensive "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |_| Rights and  Warrants.  Warrants  basically  are options to purchase  equity  securities  at  specific  prices  valid for a specific  period of time.  Their  prices do not  necessarily  move  parallel  to the prices of the  underlying  securities.  Rights are similar to warrants,  but normally have a short duration and are  distributed  directly by the issuer to its  shareholders.  Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         |_|  Preferred  Stock.  Preferred  stock,  unlike  common stock,  has a stated  dividend  rate payable from the  corporation's earnings.  Preferred  stock  dividends may be cumulative  or  non-cumulative,  participating,  or auction rate.  "Cumulative"  dividend provisions  require all or a portion of prior unpaid  dividends to be paid before  dividends can be paid to the issuer's  common stock.
"Participating" preferred stock may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred stocks to decline.  Preferred  stock may have  mandatory  sinking fund  provisions,  as well as provisions  allowing the stock to be called or redeemed prior to its maturity,  which can have a negative  impact on the stock's price when interest rates  decline.  Preferred  stock generally  has a  preference  over common  stock on the  distribution  of a  corporation's  assets in the event of  liquidation  of the corporation.  The rights of preferred  stock on  distribution  of a  corporation's  assets in the event of a liquidation  are generally subordinate to the rights associated with a corporation's debt securities.

         |X|  Investments in Debt  Securities.  The Fund can invest in bonds,  debentures  and other debt  securities to seek income as part of its investment  objective.  When the Fund emphasizes  investments for growth, it focuses on equity securities,  such as stocks, and it is not anticipated  that  significant  amounts of the Fund's assets will be invested in debt  securities in that case.  However, if market  conditions  suggest  that debt  securities  may offer  better total  return  opportunities  than  stocks,  or if the Manager determines  to seek a higher  amount of  current  income to  distribute  to  shareholders,  the  Manager  may shift  more of the Fund's investments into debt securities.

         |_| Interest Rate Risk.  Interest rate risk refers to the fluctuations in value of debt securities  resulting from the inverse relationship  between  price and yield.  For  example,  an increase in general  interest  rates will tend to reduce the market value of already-issued  debt  securities,  and a decline in general  interest  rates will tend to  increase  their  value.  In  addition,  debt securities with longer  maturities,  which tend to have higher yields,  are subject to potentially  greater  fluctuations in value from changes in interest rates than obligations with shorter maturities.

         Fluctuations  in the market value of debt  securities  after the Fund buys them will not affect the interest income payable on those securities  (unless the coupon rate is a floating rate pegged to an index or other measure) . However,  those price  fluctuations will be  reflected  in the  valuations  of the  securities,  and  therefore  the  Fund's net asset  values  will be  affected  by those fluctuations.

         |_|  Credit  Risk.  Credit  risk  relates to the  ability  of the issuer of a debt  security  to meet  interest  or  principal payments,  or both,  as they  become  due.  In  general,  lower-grade,  high-yield  bonds  are  subject  to  greater  credit  risk than lower-yielding,  higher-quality  bonds.  The Fund's  debt  investments  can include  investment-grade  and  non-investment-grade  bonds
(commonly referred to as "junk bonds").  In making  investments in debt securities,  the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's  credit-worthiness.  Investment-grade  bonds are bonds rated at least "Baa" by Moody's  Investors  Service,  Inc., or at least "BBB" by Standard & Poor's Ratings  Service or Fitch,  Inc., or
that have comparable ratings by another  nationally-recognized  rating organization.  If the securities that the Fund buys are unrated, to be considered part of the Fund's  holdings of  investment-grade  securities,  they must be judged by the Manager to be of comparable quality to bonds rated as investment grade by a rating organization.

         |_| Special Risks of Lower-Grade  Securities.  While it is not anticipated that the Fund will invest a substantial  portion of its assets in debt securities,  the Fund can do so to seek current income.  Because lower-rated  securities tend to offer higher yields than investment-grade  securities,  the Fund may invest in lower-grade  securities to try to achieve higher income (and, in some cases, the appreciation possibilities of lower-grade securities may be a reason they are selected for the Fund's portfolio).

         The Fund can invest without limit in "lower-grade"  debt securities.  However,  the Fund does not currently intend to invest a substantial  amount of its assets in lower-grade  debt  securities.  "Lower-grade"  debt  securities are those rated below  "investment grade." The Fund can invest in securities rated as low as "C" or "D" or which are in default at the time the Fund buys them.

         Some of the special credit risks of lower-grade  securities are discussed in the Prospectus.  There is a greater risk that the issuer may default on its  obligation  to pay  interest or to repay  principal  than in the case of  investment-grade  securities.  The issuer's low  creditworthiness  may increase the  potential  for its  insolvency.  An overall  decline in values in the high yield bond market is also more  likely  during a period of a general  economic  downturn.  An economic  downturn or an increase in interest  rates could severely disrupt the market for high yield bonds,  adversely  affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risks of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  current  limitations  on buying these  investments  may reduce the effect of those risks to the Fund, as will the Fund's policy of  diversifying  its  investments.  Additionally,  to the extent they can be converted into stock,  convertible securities may be less subject to some of these risks than  non-convertible  high yield bonds,  since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated "Baa" by Moody's or "BBB" by Standard & Poor's or Fitch are investment  grade and are not regarded as junk bonds,  those  securities  may be subject to special  risks and have some  speculative  characteristics.  Definitions  of the debt security  ratings  categories  of  Moody's,  Standard & Poors and Fitch are  included  in Appendix A to this  Statement  of  Additional
Information.

         |_| U.S.  Government  Securities.  The Fund can buy securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities.  Securities  issued by the U.S.  Treasury  are backed by the full faith and  credit of the U.S.  Government  and are subject  to very  little  credit  risk.  Obligations  of U.S.  Government  agencies  or  instrumentalities  (including  mortgage-backed securities)  may or may not be  guaranteed  or  supported by the "full faith and credit" of the United  States.  Some are backed by the right of the issuer to borrow from the U.S.  Treasury;  others,  by  discretionary  authority  of the U.S.  government  to purchase the agencies'  obligations;  while others are supported only by the credit of the instrumentality.  If a security is not backed by the full faith and credit of the United  States,  the owner of the security  must look  principally  to the agency  issuing the  obligation  for repayment and might not be able to assert a claim against the United  States in the event that the agency or  instrumentality  does not meet its commitment.

         |_|  U.S. Treasury  Obligations.  These include Treasury bills (having  maturities of one year or less when issued),  Treasury notes  (having  maturities  of from one to ten  years),  and  Treasury  bonds  (having  maturities  of more than ten  years).  Treasury securities  are  backed by the full  faith and  credit of the  United  States as to timely  payments  of  interest  and  repayments  of principal.  Other U.S.  Treasury  securities the Fund can buy include U. S. Treasury  securities that have been "stripped" by a Federal
Reserve Bank, zero-coupon U.S. Treasury securities described below, and Treasury Inflation-Protection Securities ("TIPS").

         |_|  Treasury  Inflation-Protection  Securities.  The Fund can buy these U.S.  Treasury  securities,  called  "TIPS," that are designed to provide an investment  vehicle that is not vulnerable to inflation.  The interest rate paid by TIPS is fixed. The principal value rises or falls  semi-annually  based on changes in the published  Consumer Price Index.  If inflation  occurs,  the principal and interest  payments on TIPS are adjusted to protect investors from  inflationary  loss. If deflation occurs,  the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

         |_|  Obligations Issued or Guaranteed by U.S. Government Agencies or  Instrumentalities.  These include direct obligations and mortgage  related  securities that have different  levels of credit support from the  government.  Some are supported by the full faith and credit of the U.S.  government,  such as Government  National  Mortgage  Association  pass-through  mortgage  certificates  (called
"Ginnie Maes").  Some are supported by the right of the issuer to borrow from the U.S.  Treasury under certain  circumstances,  such as
Federal National Mortgage  Association  bonds ("Fannie Maes").  Others are supported only by the credit of the entity that issued them, such as Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

         |_| Real Estate  Investment  Trust  (REITs).  The Fund may invest in real  estate  investment  trusts,  as well as real estate development  companies and operating  companies.  It may also buy shares of companies  engaged in other real estate  businesses.  REITs are trusts that sell shares to  investors  and use the proceeds to invest in real  estate.  A REIT may focus on a  particular  project, such as a shopping center or apartment complex, or may buy many properties or properties located in a particular geographic region.

|X|      Portfolio  Turnover.  "Portfolio  turnover"  describes the rate at which the Fund traded its portfolio  securities  during its last fiscal year.  For example,  if a fund sold all of its  securities  during the year,  its  portfolio  turnover rate would have been
100%. The Fund's portfolio  turnover rate will fluctuate from year to year, and the Fund may have a portfolio  turnover rate of 100% or more.

         Increased  portfolio  turnover may result in higher brokerage and transaction costs for the Fund, which may reduce its overall performance.  Additionally,  the realization of capital gains from selling portfolio  securities may result in distributions of taxable capital gains to  shareholders,  since the Fund will normally  distribute  all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund may from time to time use the types of investment strategies and investments  described  below.  It is not required to use all of these  strategies at all times and at times may not use them.

         |X|  Foreign  Securities.  The Fund may purchase  equity and debt  securities  issued or  guaranteed  by foreign  companies or foreign  governments or their agencies.  "Foreign  securities" include equity and debt securities of companies organized under the laws of  countries  other than the United  States and debt  securities  of  foreign  governments.  They may be traded on foreign  securities exchanges  or  in  the  foreign  over-the-counter  markets.  The  debt  obligations  of a  foreign  government  and  its  agencies  and instrumentalities may or may not be supported by the full faith and credit of the foreign government.

         Securities of foreign issuers that are  represented by American  Depository  Receipts or that are listed on a U.S.  securities exchange  or traded in the U.S.  over-the-counter  markets  are not  considered  "foreign  securities"  for the  purpose  of the Fund's investment  allocations.  That is because they are not subject to many of the special  considerations and risks,  discussed below, that apply to foreign securities traded and held abroad.

         Investing in foreign  securities  offers  potential  benefits not available  from  investing  solely in securities of domestic issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth or income  potential,  or in foreign countries with economic  policies or business cycles different from those of the U.S., or to reduce  fluctuations in portfolio value by taking  advantage of foreign  securities  markets  that do not move in a manner  parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

         |_| Risks of Foreign  Investing.  Investments  in foreign  securities may offer special  opportunities  for investing but also present special  additional risks and considerations not typically  associated with investments in domestic  securities.  Some of these additional risks are:

o        reduction of income by foreign taxes;
o        fluctuation in value of foreign  investments  due to changes in currency rates or currency  devaluation,  or currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, securities exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities  in some  countries of  expropriation,  confiscatory  taxation,  political,  financial or social  instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.
         In the past, U.S.  government  policies have discouraged  certain  investments abroad by U.S.  investors,  through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

|X|      Zero-Coupon  Securities.  The Fund may buy zero-coupon and  delayed-interest  securities and "stripped"  securities.  Stripped securities  are debt  securities  whose  interest  coupons are separated  from the security and sold  separately.  The Fund can buy the following  types of  zero-coupon or stripped  securities,  among other:  U.S.  Treasury notes or bonds that have been stripped of their interest coupons, U.S. Treasury bills issued without interest coupons, and certificates representing interests in stripped securities.

         Zero-coupon  securities do not make  periodic  interest  payments and are sold at a deep  discount from their face value.  The buyer  recognizes  a rate of return  determined  by the  gradual  appreciation  of the  security,  which is redeemed at face value on a specified  maturity date.  This discount  depends on the time remaining  until  maturity,  as well as prevailing  interest  rates,  the liquidity  of the  security  and the credit  quality of the  issuer.  In the absence of threats to the  issuer's  credit  quality,  the discount  typically  decreases  as the  maturity  date  approaches.  Some  zero-coupon  securities  are  convertible,  in that they are zero-coupon securities until a predetermined date, at which time they convert to a security with a specified coupon rate.

         Because  zero-coupon  securities pay no interest and compound  semi-annually  at the rate fixed at the time of their issuance, their prices are generally  more volatile than the prices of other debt  securities.  Their value may fall more  dramatically  than the value of  interest-bearing  securities when interest rates rise. When prevailing  interest rates fall,  zero-coupon  securities tend to rise more rapidly in value because they have a fixed rate of return.

         The  Fund's  investment  in  zero-coupon  securities  may  cause  the  Fund to  recognize  income  and make  distributions  to shareholders  before it receives any cash  payments on the  zero-coupon  investment.  To generate  cash to satisfy  those  distribution requirements,  the Fund may have to sell portfolio  securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         |X|  When-Issued  and  Delayed-Delivery  Transactions.  The Fund can invest in  securities  on a  "when-issued"  basis and may purchase or sell securities on a  "delayed-delivery"  basis.  When-issued and delayed-delivery are terms that refer to securities whose terms and indenture  have been created,  but the  securities  are not available for immediate  delivery even though the market for them exists.

         When such  transactions  are  negotiated,  the price  (which is  generally  expressed in yield terms) is fixed at the time the commitment  is made.  Delivery and payment for the  securities  take place at a later date  (generally  within 120 days of the date the offer is accepted).  The securities are subject to change in value from market  fluctuations  during the period until  settlement.  The value at delivery may be less than the purchase price.  For example,  changes in interest rates in a direction other than that expected by the Manager before  settlement will affect the value of such securities and may cause a loss to the Fund.  During the period between purchase and settlement,  no payment is made by the Fund to the issuer,  and no interest  accrues to the Fund from the investment until it receives the security at settlement.

         The Fund may engage in when-issued  transactions to secure what the Manager  considers to be an  advantageous  price and yield at the time the Fund enters into the obligation.  When the Fund enters into a when-issued or  delayed-delivery  transaction,  it relies on the other  party to  complete  the  transaction.  Its  failure  to do so may cause the Fund to lose the  opportunity  to obtain  the security at a price and yield the Manager considers to be advantageous.

         When the Fund engages in when-issued  and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling securities  consistent with its investment  objective and policies or for delivery  pursuant to options  contracts it has entered into, and not for the  purpose  of  investment  leverage.  Although  the Fund  will  enter  into  delayed-delivery  or  when-issued  purchase transactions to acquire  securities,  it may dispose of a commitment  prior to settlement.  If the Fund chooses to dispose of the right to  acquire a  when-issued  security  prior to its  acquisition  or to dispose of its right to  delivery  or receive  against a forward commitment, it may incur a gain or loss.

         At the time the Fund makes the  commitment  to purchase or sell a security on a  when-issued  or  delayed-delivery  basis,  it records the  transaction on its books and reflects the value of the security  purchased in determining  the Fund's net asset value.  In a sale transaction,  it records the proceeds to be received.  The Fund will identify on its books liquid assets at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

         When issued and  delayed-delivery  transactions can be used by the Fund as a defensive  technique to hedge against anticipated changes in interest  rates and prices.  For  instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell securities in its portfolio on a forward  commitment basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X|  Participation Interests. The Fund may invest in participation interests,  subject to the Fund's limitation on investments in illiquid  investments.  A participation  interest is an undivided  interest in a loan made by the issuing  financial  institution in the  proportion  that the  buyer's  participation  interest  bears to the total  principal  amount of the loan.  No more than 5% of the
Fund's net assets can be invested in  participation  interests of the same  borrower.  The issuing  financial  institution  may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives.

         Participation  interests are primarily dependent upon the  creditworthiness of the borrowing  corporation,  which is obligated to make payments of principal  and interest on the loan.  There is a risk that a borrower may have  difficulty  making  payments.  If a borrower  fails to pay scheduled  interest or principal  payments,  the Fund could  experience a reduction in its income.  The value of that participation interest might also decline, which could affect the net asset value of the Fund's shares. If the issuing financial institution fails to perform its obligations under the participation  agreement,  the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest.

         |X|  Repurchase  Agreements.  The Fund can acquire securities subject to repurchase  agreements.  It might do so for liquidity purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds  from sales of Fund shares,  or pending the settlement of portfolio securities transactions.

         In a  repurchase  transaction,  the Fund buys a  security  from,  and  simultaneously  resells it to, an  approved  vendor for delivery on an  agreed-upon  future  date.  The resale  price  exceeds the  purchase  price by an amount that  reflects an  agreed-upon interest rate effective for the period during which the repurchase  agreement is in effect.  Approved  vendors include U.S.  commercial banks, U.S. branches of foreign banks, or broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit requirements set by the Manager from time to time.

         The majority of these  transactions  run from day to day, and delivery  pursuant to the resale  typically occurs within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond  seven days are subject to the Fund's  limits on holding illiquid  investments.  The Fund will not enter into a repurchase  agreement  that causes more than 10% of its net assets to be subject to  repurchase  agreements  having a maturity  beyond seven days.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less for defensive purposes.

         Repurchase  agreements,  considered "loans" under the Investment  Company Act, are collateralized by the underlying  security.
The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the collateral must equal or exceed the repurchase price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the delivery date,  the Fund may incur costs in disposing of the  collateral and may experience  losses if there is any delay in its ability to do so. The Manager will monitor the vendor's  creditworthiness  to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X|  Illiquid and Restricted Securities.  Under the policies and procedures established by the Fund's Board of Directors,  the
Manager determines the liquidity of certain of the Fund's illiquid or restricted  investments.  To enable the Fund to sell its holdings of a  restricted  security  not  registered  under  the  Securities  Act of 1933,  the Fund may have to cause  those  securities  to be registered.  The expenses of  registering  restricted  securities  may be  negotiated  by the Fund with the issuer at the time the Fund buys the securities.  When the Fund must arrange  registration  because the Fund wishes to sell the security, a considerable period may elapse  between the time the decision is made to sell the security and the time the security is  registered so that the Fund could sell
it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund can acquire  restricted  securities  through private  placements.  Those securities have contractual  restrictions on their public  resale.  Those  restrictions  may make it more  difficult to value them, and might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has  limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.  Those  percentage restrictions do not limit purchases of restricted  securities that are eligible for sale to qualified  institutional  purchasers  under
Rule 144A of the  Securities Act of 1933, if those  securities  have been  determined to be liquid by the Manager under  Board-approved guidelines.  Those  guidelines  take into account the trading  activity for such securities and the  availability  of reliable  pricing information, among other factors.

 If there is a lack of trading  interest in a particular Rule 144A security,  the Fund's holdings of that security may be considered to be illiquid.

         Illiquid  securities include repurchase  agreements  maturing in more than seven days and participation  interests that do not have puts exercisable within seven days.

         |X|  Loans of  Portfolio  Securities.  The Fund can lend its  portfolio  securities  to certain  types of  eligible  borrowers approved by the Board of Directors.  It might do so to try to provide income or to raise cash for liquidity  purposes.  These loans are limited to not more than 10% of the value of the Fund's net assets.  There are some risks in connection  with securities  lending.  The
Fund might  experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned  securities.
The Fund presently does not intend to lend its securities,  but if it does so, it is not  anticipated  that loans will exceed 5% of the
Fund's total assets.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change), on each business day the loan  collateral must be at least equal to the value of the loaned  securities.  It must consist of cash, bank letters of credit,  securities of the U.S.  government or its agencies or  instrumentalities,  or other cash  equivalents  in which the
Fund is permitted to invest.  To be acceptable  as  collateral,  letters of credit must obligate a bank to pay amounts  demanded by the
Fund if the demand  meets the terms of the  letter.  The terms of the letter of credit and the issuing  bank both must be  satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest on loaned  securities.  It also receives one or more of (a)  negotiated  loan fees, (b) interest on securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be shared with the borrower.  The Fund may also pay reasonable  finder's,  custodian  and  administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities on five days' notice or in time to vote on any important matter.

         |X|  Derivatives.  The Fund can invest in a variety of derivative  investments  for income,  for capital  appreciation  or for hedging  purposes.  Some  derivative  investments  the Fund can use are the hedging  instruments  described  below in this Statement of
Additional Information.

         The Fund can invest in  "index-linked"  notes.  Principal and/or interest payments on these notes depend on the performance of an  underlying  index.  Currency-indexed  securities  are  another  derivative  the Fund may use.  Typically  these are  short-term  or intermediate-term  debt  securities.  Their  value at maturity  or the rates at which they pay income are  determined  by the change in value of the U.S.  dollar  against one or more foreign  currencies or an index.  In some cases,  these  securities may pay an amount at maturity based on a multiple of the amount of the relative currency movements.  This type of index security offers the potential for increased  income or principal  payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

         Other  derivative  investments the Fund can use include "debt  exchangeable  for common stock" of an issuer or  "equity-linked debt  securities"  of an issuer.  At maturity,  the debt  security is  exchanged  for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity.

Both  alternatives  present a risk that the amount  payable at maturity will be less than the principal  amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

         |X|  Hedging.  The Fund can use hedging to attempt to protect  against  declines in the market value of the Fund's  portfolio, to permit the Fund to retain  unrealized gains in the value of portfolio  securities which have appreciated,  or to facilitate  selling securities for investment reasons. To do so, the Fund could:

              |_| sell futures contracts,
              |_| buy puts on futures or on securities, or
|_|      write covered calls on securities or futures.  Covered calls can also be used to increase the Fund's  income,  but the Manager does not expect to engage extensively in that practice.

         The Fund might use  hedging to  establish  a position  in the  securities  market as a  temporary  substitute  for  purchasing particular  securities.  In that case,  the Fund would  normally  seek to purchase  the  securities  and then  terminate  that  hedging position.  The Fund might also use this type of hedge to attempt to protect  against  the  possibility  that its  portfolio  securities would not be fully included in a rise in value of the market. To do so the Fund could:

              |_| buy futures, or
              |_| buy calls on such futures or on securities.

         The Fund is not obligated to use hedging  instruments,  even though it is permitted to use them in the  Manager's  discretion, as described  below.  The Fund's  strategy of hedging with futures and options on futures will be incidental  to the Fund's  activities in the underlying  cash market.  The  particular  hedging  instruments  the Fund can use are described  below.  The Fund may employ new hedging  instruments  and strategies when they are developed,  if those  investment  methods are consistent with the Fund's  investment objective and are permissible under applicable regulations governing the Fund.

                  |_| Futures.  The Fund can buy and sell futures contracts that relate to (1)  broadly-based  stock indices (these are called  "stock index  futures")  (2) debt  securities  (these are  referred to as "interest  rate  futures"),  (3) other  broadly-based securities  indices  (these are  referred  to as  "financial  futures"),  (4)  foreign  currencies  (these are  referred to as "forward contracts"), or (5) commodities (these are referred to as "commodity futures").

         A  broadly-based  stock index is used as the basis for trading  stock  index  futures.  In some cases an index may be based on stocks of issuers in a  particular  industry  or group of  industries.  A stock  index  assigns  relative  values to the common  stocks included in the index and its value  fluctuates in response to the changes in value of the underlying  stocks.  A stock index cannot be purchased  or sold  directly.  Financial  futures are similar  contracts  based on the future  value of the basket of  securities  that comprise  the  index.  These  contracts  obligate  the  seller to  deliver,  and the  purchaser  to take,  cash to settle  the  futures transaction.  There is no delivery made of the  underlying  securities to settle the futures  obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         An  interest  rate  future  obligates  the seller to deliver  (and the  purchaser  to take) cash or a  specified  type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.

         The Fund can invest a portion of its assets in commodity  futures  contracts.  Commodity futures may be based upon commodities within five main commodity groups:  (1) energy,  which includes crude oil, natural gas, gasoline and heating oil; (2) livestock,  which includes cattle and hogs; (3)  agriculture,  which includes wheat,  corn,  soybeans,  cotton,  coffee,  sugar and cocoa; (4) industrial metals,  which includes  aluminum,  copper,  lead,  nickel,  tin and zinc; and (5) precious metals,  which includes gold,  platinum and silver.  The Fund may  purchase  and sell  commodity  futures  contracts,  options on futures  contracts  and  options  and  futures on commodity indices with respect to these five main commodity groups and the individual  commodities  within each group, as well as other types of commodities.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon entering into a futures  transaction,  the
Fund will be required to deposit an initial  margin  payment with the futures  commission  merchant  (the  "futures  broker").  Initial margin payments will be deposited with the Fund's custodian bank in an account  registered in the futures broker's name.  However,  the futures  broker can gain  access to that  account  only under  specified  conditions.  As the future is marked to market  (that is, its value on the Fund's books is changed) to reflect changes in its market value,  subsequent  margin payments,  called  variation  margin, will be paid to or by the futures broker daily.

         At any time prior to  expiration of the future,  the Fund may elect to close out its position by taking an opposite  position, at which time a final  determination  of variation  margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes.  All futures  transactions,  except  forward  contracts,  are effected through a clearinghouse associated with the exchange on which the contracts are traded.

         |_| Put and Call Options.  The Fund can buy and sell certain  kinds of put options  ("puts") and call options  ("calls").  The
Fund can buy and sell  exchange-traded  and  over-the-counter  put and call  options,  including  index  options,  securities  options, currency options, commodities options, and options on the other types of futures described above.

         |_| Writing  Covered  Call  Options.  The Fund can write (that is, sell)  calls.  If the Fund sells a call option,  it must be covered.  That means the Fund must own the  security  subject  to the call while the call is  outstanding,  or,  for  certain  types of calls,  the call may be covered by  segregating  liquid assets to enable the Fund to satisfy its  obligations if the call is exercised.
Up to 25% of the Fund's total assets may be subject to calls the Fund writes.

         When the Fund writes a call,  it  receives  cash (a  premium).  In writing  calls on a  security,  the Fund agrees to sell the underlying  security to a purchaser of a  corresponding  call on the same  security  during the call period at a fixed  exercise  price regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has the risk of loss that the price of the underlying  security may decline  during the call  period.  That risk may be offset to some extent by the  premium  the Fund  receives.  If the value of the investment  does not rise above the call price,  it is likely that the call will lapse without being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it also  receives a premium.  If the buyer of the call  exercises  it, the Fund will pay an amount of cash equal to the difference  between the closing price of the call and the exercise price,  multiplied by a specified multiple that  determines the total value of the call for each point of  difference.  If the value of the  underlying  investment  does not rise above the call price,  it is likely that the call will lapse  without  being  exercised.  In that case the Fund would keep the cash premium.

         The Fund's  custodian  bank, or a securities  depository  acting for the custodian  bank, will act as the Fund's escrow agent, through the facilities of the Options Clearing  Corporation  ("OCC"),  as to the investments on which the Fund has written calls traded on exchanges or as to other  acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary U.S.  government securities  dealer which will establish a formula price at which the Fund will have the absolute  right to repurchase  that OTC option.
The formula  price will  generally be based on a multiple of the premium  received for the option,  plus the amount by which the option is exercisable below the market price of the underlying  security (that is, the option is "in the money").  When the Fund writes an OTC option,  it will treat as illiquid (for purposes of its restriction on holding  illiquid  securities) the  mark-to-market  value of any
OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate  its  obligation  on a call it has written,  the Fund may purchase a  corresponding  call in a "closing  purchase transaction."  The Fund will then  realize a profit or loss,  depending  upon  whether the net of the amount of the option  transaction costs and the premium  received on the call the Fund wrote is more or less than the price of the call the Fund  purchases  to close out the transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the underlying security and the premium it received when it wrote the call.  Any such profits are  considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed calls.  When distributed by the Fund they are taxable as ordinary  income.  If the Fund cannot effect a  closing  purchase  transaction  due to the lack of a  market,  it will have to hold the  callable  securities  until the call expires or is exercised.

         The Fund may also write calls on a futures contract without owning the futures  contract or securities  deliverable  under the contract.  To do so, at the time the call is  written,  the Fund must cover the call by  segregating  an  equivalent  dollar  amount of liquid  assets  on its  books.  The Fund  will  identify  additional  liquid  assets on its books to cover the call if the value of the identified  assets drops below 100% of the current value of the future.  Because of this segregation  requirement,  in no circumstances would the Fund's receipt of an exercise  notice as to that future require the Fund to deliver a futures  contract.  It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

         |_| Writing Put Options.  The Fund can sell put options.  A put option on  securities  gives the  purchaser the right to sell, and the writer the  obligation to buy, the  underlying  investment at the exercise  price during the option  period.  The Fund will not write puts if, as a result, more than 50% of the Fund's net assets would be required to be segregated to cover such put options.

         If the Fund writes a put, the put must be covered by segregated  liquid  assets.  The premium the Fund receives from writing a put  represents a profit,  as long as the price of the underlying  investment  remains equal to or above the exercise price of the put.
However,  the Fund also assumes the obligation  during the option period to buy the underlying  investment from the buyer of the put at the  exercise  price,  even if the value of the  investment  falls below the  exercise  price.  If a put the Fund has  written  expires unexercised,  the Fund realizes a gain in the amount of the premium less the transaction costs incurred.  If the put is exercised,  the
Fund must fulfill its  obligation to purchase the  underlying  investment  at the exercise  price.  That price will usually  exceed the market value of the  investment  at that time.  In that case,  the Fund may incur a loss if it sells the  underlying  investment.  That loss will be equal to the sum of the sale price of the  underlying  investment  and the premium  received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its obligation to pay for the  underlying  security the Fund will identify on its books liquid assets with a value equal to or greater than the exercise  price of the underlying  securities.  The Fund therefore forgoes the opportunity of investing the identified assets or writing calls against those assets.

         As long as the Fund's  obligation  as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer through  which the put was sold.  That notice will require the Fund to take  delivery of the  underlying  security and pay the exercise price.  The Fund has no control  over when it may be  required  to  purchase  the  underlying  security,  since it may be  assigned  an exercise  notice at any time prior to the  termination  of its  obligation as the writer of the put. That  obligation  terminates  upon expiration  of the put.  It may also  terminate  if,  before it  receives  an  exercise  notice,  the Fund  effects a closing  purchase transaction  by purchasing a put of the same series as it sold.  Once the Fund has been assigned an exercise  notice,  it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing  purchase  transaction to realize a profit on an outstanding put option it has written or to prevent the  underlying  security from being put.  Effecting a closing  purchase  transaction  will also permit the Fund to write another put option on the  security,  or to sell the security and use the proceeds from the sale for other  investments.  The Fund will realize a profit or loss from a closing  purchase  transaction  depending on whether the cost of the  transaction  is less or more than the premium  received from writing the put option.  Any profits from writing puts are considered  short-term  capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

         |_| Purchasing  Calls and Puts.  The Fund can purchase  calls to protect  against the  possibility  that the Fund's  portfolio will not  participate in an  anticipated  rise in the securities  market.  When the Fund buys a call (other than in a closing  purchase transaction),  it pays a premium.  The Fund then has the right to buy the underlying  investment from a seller of a corresponding  call on the same  investment  during the call period at a fixed exercise  price.  The Fund benefits only if it sells the call at a profit or if,  during the call period,  the market price of the  underlying  investment  is above the sum of the call price plus the  transaction costs and the premium  paid for the call and the Fund  exercises  the call.  If the Fund does not exercise the call or sell it (whether or not at a profit),  the call will become  worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts whether or not it holds the underlying  investment in its  portfolio.  When the Fund purchases a put, it pays a  premium  and,  except  as to puts on  indices,  has the  right  to sell the  underlying  investment  to a seller  of a put on a corresponding  investment  during  the put period at a fixed  exercise  price.  Buying a put on  securities  or  futures  the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying  investment  below the exercise  price by selling the  underlying  investment  at the  exercise  price to a seller of a  corresponding  put. If the market price of the underlying  investment is equal to or above the exercise price and, as a result,  the put is not exercised or resold,  the put will  become  worthless  at its  expiration  date.  In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

         When the Fund  purchases  a call or put on an index or future,  it pays a premium,  but  settlement  is in cash rather than by delivery  of the  underlying  investment  to the Fund.  Gain or loss  depends on changes  in the index in  question  (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

         The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

         |_|  Buying  and  Selling  Options on  Foreign  Currencies.  The Fund can buy and sell  calls and puts on foreign  currencies.
They include puts and calls that trade on a securities  or  commodities  exchange or in the  over-the-counter  markets or are quoted by major  recognized  dealers in such options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.
         If the  Manager  anticipates  a rise in the  dollar  value of a  foreign  currency  in which  securities  to be  acquired  are denominated,  the  increased  cost of those  securities  may be partially  offset by  purchasing  calls or writing puts on that foreign currency.  If the  Manager  anticipates  a decline in the  dollar  value of a foreign  currency,  the  decline  in the dollar  value of portfolio  securities  denominated  in that currency  might be partially  offset by writing  calls or  purchasing  puts on that foreign currency.  However, the currency rates could fluctuate in a direction adverse to the Fund's position.  The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign  currency is "covered" if the Fund owns the  underlying  foreign  currency  covered by the call or has an absolute and immediate right to acquire that foreign currency  without  additional cash  consideration  (or it can do so for additional  cash  consideration  held in a segregated  account by its custodian  bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund  could  write a call on a foreign  currency  to  provide a hedge  against a  decline  in the U.S.  dollar  value of a security which the Fund owns or has the right to acquire and which is denominated in the currency  underlying the option.  That decline might be one that occurs due to an expected  adverse  change in the exchange  rate.  This is known as a  "cross-hedging"  strategy.  In those  circumstances,  the Fund covers the option by identifying on its books liquid assets in an amount equal to the exercise price of the option.

         |_| Risks of Hedging  with  Options and Futures.  The use of hedging  instruments  requires  special  skills and  knowledge of investment  techniques  that are  different  than what is required  for normal  portfolio  management.  If the  Manager  uses a hedging instrument at the wrong time or judges market conditions  incorrectly,  hedging strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option  activities  could affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related  portfolio  securities,  thus  increasing  its turnover  rate. The exercise by the Fund of puts on securities will cause the sale of underlying  investments,  increasing  portfolio  turnover.  Although the decision whether to exercise a put it holds is within the Fund's  control,  holding a put might  cause the Fund to sell the related  investments for reasons that would not exist in the absence of the put.

         The  Fund  could  pay a  brokerage  commission  each  time it buys a call or put,  sells a call or put,  or buys or  sells  an underlying  investment in connection  with the exercise of a call or put.  Those  commissions  could be higher on a relative basis than the commissions  for direct  purchases or sales of the underlying  investments.  Premiums paid for options are small in relation to the market value of the underlying  investments.  Consequently,  put and call options offer large amounts of leverage. The leverage offered by trading in  options  could  result in the Fund's net asset  value  being more  sensitive  to changes in the value of the  underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the  investment  has increased in value above the call price.

         An option  position may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance that a liquid  secondary  market will exist for any particular  option.  The Fund might  experience  losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling  futures or purchasing puts on  broadly-based  indices or futures to attempt to  protect  against  declines  in the value of the Fund's  portfolio  securities.  The risk is that the  prices of the  futures or the applicable  index will  correlate  imperfectly  with the  behavior  of the cash prices of the Fund's  securities.  For  example,  it is possible that while the Fund has used hedging  instruments  in a short hedge,  the market might advance and the value of the securities held in the  Fund's  portfolio  might  decline.  If that  occurred,  the Fund  would lose  money on the  hedging  instruments  and also experience a decline in the value of its  portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree,  over time the value of a  diversified  portfolio of  securities  will tend to move in the same  direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities included in the applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of the portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities  being hedged.  It might do so if the  historical  volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary  spreads  between prices in the cash and futures  markets are subject to  distortions,  due to differences in the nature of those markets.  First,  all  participants in the futures market are subject to margin deposit and  maintenance  requirements.
Rather than meeting  additional margin deposit  requirements,  investors may close futures contracts  through  offsetting  transactions which could  distort the normal  relationship  between  the cash and futures  markets.  Second,  the  liquidity  of the futures  market depends on  participants  entering into  offsetting  transactions  rather than making or taking  delivery.  To the extent  participants decide to make or take delivery,  liquidity in the futures market could be reduced,  thus producing  distortion.  Third, from the point of view of  speculators,  the deposit  requirements  in the futures market are less onerous than margin  requirements in the securities markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging  instruments  to establish a position in the  securities  markets as a temporary  substitute  for the purchase  of  individual  securities  (long  hedging) by buying  futures  and/or  calls on such  futures,  broadly-based  indices or on securities.  It is  possible  that  when the Fund  does so the  market  might  decline.  If the Fund  then  concludes  not to invest in securities  because of  concerns  that the market  might  decline  further or for other  reasons,  the Fund will  realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

         |_| Forward  Contracts.  Forward  contracts  are foreign  currency  exchange  contracts.  They are used to buy or sell foreign currency for future  delivery at a fixed price.  The Fund uses them to "lock in" the U.S.  dollar price of a security  denominated in a foreign  currency that the Fund has bought or sold, or to protect  against  possible  losses from changes in the relative values of the
U.S. dollar and a foreign  currency.  The Fund may also use  "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward  contract,  one party agrees to purchase,  and another  party agrees to sell, a specific  currency at a future date.  That date may be any fixed number of days from the date of the contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These contracts are traded in the inter-bank  market  conducted  directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward  contracts to protect against  uncertainty in the level of future exchange rates.  The use of forward contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract  for the purchase or sale of a security  denominated  in a foreign  currency,  or when it anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might  desire to  "lock-in"  the U.S.  dollar price of the security or the U.S.  dollar  equivalent  of the  dividend  payments.  To do so, the Fund might enter into a forward  contract  for the purchase or sale of the amount of foreign currency involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign  currency.  This is called a  "transaction  hedge." The  transaction  hedge will protect the Fund against a loss from an adverse  change in the  currency  exchange  rates  during the period  between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund  could  also use  forward  contracts  to lock in the U.S.  dollar  value of  portfolio  positions.  This is  called a
"position  hedge." When the Fund believes that foreign currency might suffer a substantial  decline against the U.S.  dollar,  it could enter  into a  forward  contract  to sell an amount  of that  foreign  currency  approximating  the value of some or all of the  Fund's portfolio  securities  denominated  in that foreign  currency.  When the Fund believes that the U.S.  dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount.

         Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency  for a fixed U.S.  dollar amount if the Fund believes that the U.S.  dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio  securities of the Fund are  denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying on its books liquid assets having a value equal to the aggregate amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such contracts if the  consummation  of the contracts  would obligate the Fund to deliver an amount of foreign  currency in excess of the value of the Fund's  portfolio  securities or other assets  denominated in that currency or another  currency that is the subject of the hedge.

         However,  to avoid excess  transactions and transaction  costs,  the Fund may maintain a net exposure to forward  contracts in excess of the value of the Fund's  portfolio  securities  or other assets  denominated  in foreign  currencies  if the excess amount is
"covered"  by liquid  securities  denominated  in any  currency.  The cover  must be at least  equal at all times to the amount of that excess.  As one alternative,  the Fund may purchase a call option  permitting the Fund to purchase the amount of foreign currency being hedged by a forward  sale  contract  at a price no higher  than the  forward  contract  price.  As  another  alternative,  the Fund may purchase a put option  permitting the Fund to sell the amount of foreign currency subject to a forward purchase  contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under forward  contracts and the value of the securities  involved  generally will not be possible  because the future value of securities  denominated in foreign  currencies  will change as a consequence of market  movements between  the date the forward  contract is entered  into and the date it is sold.  In some cases the Manager  might  decide to sell the security and deliver  foreign  currency to settle the original  purchase  obligation.  If the market value of the security is less than the amount of foreign  currency the Fund is obligated to deliver,  the Fund might have to purchase  additional  foreign currency on the
"spot" (that is, cash) market to settle the security trade.  If the market value of the security  instead exceeds the amount of foreign currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot  market  some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful  execution of a short-term hedging strategy is highly uncertain.  Forward contracts  involve the risk that anticipated  currency  movements will not be accurately predicted,  causing  the Fund to  sustain  losses on these  contracts  and to pay  additional  transactions  costs.  The use of forward contracts  in this manner  might  reduce the Fund's  performance  if there are  unanticipated  changes in currency  prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity  of a forward  contract  requiring  the Fund to sell a  currency,  the Fund might sell a  portfolio security and use the sale proceeds to make delivery of the currency.  In the  alternative the Fund might retain the security and offset its contractual  obligation to deliver the currency by purchasing a second contract.  Under that contract the Fund will obtain,  on the same  maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Fund might close out a forward contract  requiring it to purchase a specified  currency by entering into a second contract entitling it to sell the same amount of the same  currency on the maturity date of the first  contract.  The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either  circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts  varies with factors such as the  currencies  involved,  the length of the contract  period and the market  conditions  then  prevailing.  Because  forward  contracts are usually entered into on a principal basis,  no brokerage fees or commissions are involved.  Because these  contracts are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although  the Fund values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its  holdings of foreign currencies  into U.S.  dollars on a daily  basis.  The Fund may convert  foreign  currency  from time to time,  and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for  conversion,  but they do seek to realize a profit based on the difference between the prices at which they buy and sell various  currencies.  Thus,  a dealer might offer to sell a foreign  currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

         |_| Interest Rate Swap  Transactions.  The Fund can enter into interest rate swap  agreements.  In an interest rate swap,  the
Fund and another  party  exchange  their right to receive or their  obligation to pay interest on a security.  For example,  they might swap the right to receive  floating rate  payments for fixed rate  payments.  The Fund can enter into swaps only on securities  that it owns.  It will not enter into swaps with respect to more than 25% of its total  assets.  Also,  the Fund will  segregate  liquid assets
(such as cash or U.S.  government  securities)  to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

         Swap  agreements  entail both interest rate risk and credit risk.  There is a risk that,  based on movements of interest rates in the future,  the  payments  made by the Fund under a swap  agreement  will be greater  than the  payments it  received.  Credit risk arises from the possibility  that the counterparty  will default.  If the  counterparty  defaults,  the Fund's loss will consist of the net amount of  contractual  interest  payments that the Fund has not yet  received.  The Manager will monitor the  creditworthiness  of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter into swap  transactions  with  certain  counterparties  pursuant  to master  netting  agreements.  A master netting  agreement  provides  that all swaps done  between  the Fund and that  counterparty  shall be  regarded as parts of an integral agreement.  If amounts are payable on a particular  date in the same currency in respect of one or more swap  transactions,  the amount payable on that date in that  currency  shall be the net amount.  In addition,  the master  netting  agreement  may provide that if one party defaults  generally or on one swap, the counterparty can terminate all of the swaps with that party.  Under these agreements,  if a default  results in a loss to one party,  the measure of that  party's  damages is  calculated  by reference to the average cost of a replacement  swap for each swap. It is measured by the  mark-to-market  value at the time of the  termination  of each swap.  The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination.  The  termination  of all swaps and the netting of gains and losses on  termination  is generally  referred to as
"aggregation."

         |_|  Regulatory  Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is required to operate within  certain  guidelines and  restrictions  with respect to the use of futures as established  by the  Commodities  Futures  Trading
Commission  (the "CFTC").  In particular,  the Fund is exempted from  registration  with the CFTC as a "commodity pool operator" if the
Fund  complies  with the  requirements  of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging  position.  However,  under the Rule, the Fund must limit its aggregate  initial futures margin and related options  premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund must also use short futures and  options on futures  solely for bona fide  hedging  purposes  within the  meaning and intent of the  applicable  provisions  of the
Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges limit the maximum  number of options  that may be written or held by a single  investor or group of  investors  acting in concert.  Those  limits apply  regardless  of whether the options  were  written or  purchased  on the same or  different  exchanges or are held in one or more accounts or through one or more  different  exchanges  or through one or more  brokers.  Thus,  the number of options that the Fund may write or hold may be affected by options  written or held by other  entities,  including  other  investment  companies  having the same advisor as the Fund (or an advisor that is an affiliate of the Fund's  advisor).  The exchanges also impose  position limits on futures transactions.  An exchange  may order the  liquidation  of positions  found to be in  violation of those limits and may impose  certain other sanctions.

         Under the Investment  Company Act, when the Fund purchases a future,  it must maintain cash or readily  marketable  short-term debt  instruments in an amount equal to the market value of the securities  underlying the future,  less the margin deposit  applicable to it.

         |_| Tax Aspects of Certain Hedging  Instruments.  Certain  foreign  currency  exchange  contracts in which the Fund may invest are treated as "Section  1256  contracts"  under the  Internal  Revenue  Code.  In general,  gains or losses  relating to Section  1256 contracts are  characterized  as 60% long-term and 40% short-term  capital gains or losses under the Code.  However,  foreign  currency gains or losses  arising from Section 1256 contracts that are forward  contracts  generally are treated as ordinary  income or loss. In addition,  Section 1256 contracts  held by the Fund at the end of each taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were realized.  These contracts also may be  marked-to-market  for purposes of determining the excise tax applicable to investment  company  distributions  and for other purposes under rules  prescribed  pursuant to the Internal  Revenue
Code.  An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain  forward  contracts  the Fund enters into may result in  "straddles"  for federal  income tax  purposes.  The straddle rules may affect the  character  and timing of gains (or  losses)  recognized  by the Fund on  straddle  positions.  Generally,  a loss sustained on the  disposition of a position  making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized gain in the  offsetting  positions  making up the  straddle.  Disallowed  loss is  generally  allowed  at the point  where  there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:

(1)      gains or losses  attributable  to  fluctuations  in exchange  rates that occur  between the time the Fund accrues  interest or other  receivables  or accrues  expenses or other  liabilities  denominated  in a foreign  currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)      gains or losses  attributable  to fluctuations  in the value of a foreign  currency  between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency  gains and losses are offset  against  market gains and losses on each trade before  determining  a net "Section 988"
gain or loss under the  Internal  Revenue  Code for that trade,  which may  increase or  decrease  the amount of the Fund's  investment income available for distribution to its shareholders.

         |X| Temporary  Defensive  Investments.  The Fund's  temporary  defensive  investments  can include (i)  obligations  issued or guaranteed  by the U.S.  government,  its agencies or  instrumentalities;  (ii)  commercial  paper rated in the highest  category by an established rating  organization;  (iii) certificates of deposit or bankers' acceptances of domestic banks with assets of $1 billion or more;  (iv) any of the  foregoing  securities  that  mature  in one year or less  (generally  known as "cash  equivalents");  (v) other short-term corporate debt obligations; and (vi) repurchase agreements.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies  are those  policies  that the Fund has  adopted  to govern  its investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting  securities.  Under the Investment
Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

         |_| 67% or more of the shares  present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The Fund's  investment  objective is a fundamental  policy.  Other  policies  described in the Prospectus or this Statement of
Additional  Information  are  "fundamental"  only  if  they  are  identified  as  such.  The  Fund's  Board  of  Directors  can  change non-fundamental  policies  without  shareholder  approval.  However,  significant  changes to investment  policies will be described in supplements or updates to the Prospectus or this  Statement of Additional  Information,  as  appropriate.  The Fund's most  significant investment policies are described in the Prospectus.

         |X|  Does the Fund Have Additional  Fundamental  Policies?  The following investment  restrictions are fundamental policies of the Fund.

         |_|  The Fund  cannot buy  securities  issued or  guaranteed  by any one issuer if more than 5% of its total  assets  would be invested in  securities  of that  issuer or if it would then own more than 10% of that  issuer's  voting  securities.  This  limitation applies  to 75% of the  Fund's  total  assets.  The limit  does not apply to  securities  issued by the U.S.  government  or any of its agencies or instrumentalities or securities of other investment companies.

         |_|  The Fund cannot make loans except (a) through  lending of  securities,  (b) through the purchase of debt  instruments  or similar evidence of  indebtedness,  (c) through an inter-fund  lending program with other  affiliated funds and (d) through  repurchase agreements.

         The Fund cannot  invest 25% or more of its total assets in any one industry.  That limit does not apply to  securities  issued or guaranteed by the U.S. government or its agencies and instrumentalities.

         |_| The Fund cannot  borrow money in excess of 33 1/3% of the value of its total  assets.  The Fund may borrow only from banks and/or  affiliated  investment  companies.  With respect to this  fundamental  policy,  the Fund can borrow only if it maintains a 300%
ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act of 1940.

         |_|  The Fund cannot  invest in real estate or in interests  in real estate.  However,  the Fund can  purchase  securities  of issuers holding real estate or interests in real estate.

         |_|  The Fund cannot invest in physical commodities or physical commodity contracts.

However,  the Fund can buy and sell any of the hedging  instruments  permitted by any of its other  policies.  It can also buy and sell options,  futures,  securities or other instruments  backed by physical  commodities or whose investment return is linked to changes in the price of physical commodities.

         |_|  The Fund  cannot  underwrite  securities  of other  companies.  A  permitted  exception  is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.

         |_|  The Fund cannot issue "senior  securities." This restriction does not prohibit the Fund from borrowing money as described in the Prospectus or this  Statement of Additional  Information.  It does not prohibit the Fund from entering into margin,  collateral, segregation or escrow arrangements,  or options,  futures,  hedging transactions or from buying and selling other investments permitted by its other investment policies.

         Unless the Prospectus or this Statement of Additional  Information states that a percentage  restriction applies on an ongoing basis,  it applies only at the time the Fund makes an investment.  The Fund need not sell  securities to meet the percentage  limits if the value of the investment increases in proportion to the size of the Fund.
         For purposes of the Fund's policy not to concentrate  its  investments as described  above,  the Fund has adopted the industry classifications set forth in Appendix B to this Statement of Additional Information.  This is not a fundamental policy.

How the Fund is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment company that was organized in 1944. Since 1979 the Fund has been a Maryland corporation.

         |X|  Classes of Shares.  The Directors  are  authorized,  without  shareholder  approval,  to create new series and classes of shares.  The Directors may  reclassify  unissued  shares of the Fund into  additional  series or classes of shares.  The Directors also may divide or combine the shares of a class into a greater or lesser number of shares  without  changing the  proportionate  beneficial interest of a shareholder in the Fund.  Shares do not have cumulative  voting rights or preemptive or subscription  rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund  currently  has five  classes of shares:  Class A, Class B, Class C, Class N and Class Y. All  classes  invest in the same  investment  portfolio.  Only  retirement  plans may purchase Class N shares.  Only certain  institutional  investors may elect to purchase Class Y shares. Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from  interests of another  class,
              and
o        votes as a class on matters that affect that class alone.

         Shares are freely  transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional  shares voting  proportionally  on matters  submitted to the vote of  shareholders.  Each share of the Fund  represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X|  Meetings  of  Shareholders.  Although  the Fund is not  required by Maryland  law to hold  annual  meetings,  it may hold shareholder  meetings from time to time on important matters.  The shareholders of the Fund's parent corporation have the right to call a meeting to remove a Director or to take certain other action described in the Articles of Incorporation or under Maryland law.

         The Fund will hold meetings when required to do so by the Investment  Company Act or other  applicable law. The Fund will hold a meeting when the  Directors  call a meeting or upon proper  request of  shareholders.  If the Fund's  parent  corporation  receives a written  request of the record holders of at least 25% of the  outstanding  shares  eligible to be voted at a meeting to call a meeting for a specified  purpose (which might include the removal of a Director),  the Directors will call a meeting of  shareholders  for that specified  purpose.  The Fund's parent  corporation  has undertaken  that it will then either give the applicants  access to the Fund's shareholder list or mail the applicants' communication to all other shareholders at the applicants' expense.

Board of Directors

         The Fund is governed by a Board of  Directors,  which is  responsible  for  protecting  the  interests of  shareholders  under
Maryland law. The Directors  meet  periodically  throughout  the year to oversee the Fund's  activities,  review its  performance,  and review the actions of the Manager.

         The Board of  Directors  has an Audit  Committee  and a Review  Committee.  The members of the Audit  Committee  are Edward L.
Cameron  (Chairman),  C. Howard Kast and F.  William  Marshall.  The Audit  Committee  held six  meetings  during the fiscal year ended
December 31, 2001.  The Audit  Committee  furnishes the Board with  recommendations  regarding the selection of the Fund's  independent auditors.  Other main functions of the Audit Committee  include,  but are not limited to: (i) reviewing the scope and results of audits and the audit fees charged;  (ii) reviewing  reports from the Fund's  independent  auditors  regarding the Fund's  internal  accounting procedures  and controls;  and (iii)  establishing a separate line of  communication  between the Fund's  independent  auditors and its independent Directors.

         The Audit  Committee's  functions  include  selecting and nominating to the full Board,  Independent  nominees for election as
Independent  Directors.  The Audit  Committee  may,  but need not  consider  the  advice  and  recommendation  of the  Manager  and its affiliates  in  selecting  nominees.  The full Board  elects  new  Directors  except for those  instances  when a  shareholder  vote is required.  To date,  the Audit  Committee  has been able to identify  from its own  resources an ample number of qualified  candidates.
Nonetheless,  shareholders  may submit names of  individuals,  accompanied by complete and properly  supported  resumes,  for the Audit
Committee's  consideration  by mailing such  information  to the Committee in care of the Fund. The Committee may consider such persons at such time as it meets to consider possible nominees.  The Committee,  however,  reserves sole discretion to determine the candidates to present to the Board and/or shareholders and when it meets for the purpose of considering potential nominees.

         The members of the Review  Committee are Jon S. Fossel  (Chairman),  Sam Freedman,  William L.  Armstrong,  Robert G. Avis and
George C. Bowen.  The Review  Committee held six meetings during the fiscal year ended December 31, 2001.  Among other  functions,  the
Review Committee reviews reports and makes  recommendations  to the Board concerning the fees paid to the Fund's transfer agent and the services  provided to the Fund by the  transfer  agent.  The Review  Committee  also  reviews  the Fund's  investment  performance  and policies and procedures adopted by the Fund to comply with Investment Company Act of 1940 and other applicable law.

Directors  and Officers of the Fund.  The Fund's  Directors and officers and their  positions  held with the Fund and length of service in such  position(s) and their principal  occupations and business  affiliations  during the past five years are listed below.  Each of the  Directors,  except Mr.  Murphy,  is an  "Independent  Director,"  as defined  in the  Investment  Company  Act.  Mr.  Murphy is an
"Interested  Director," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a  shareholder  of its parent  company.  Mr.  Murphy was  elected as a Director of the Fund with the  understanding  that in the event he ceases to be the chief  executive  officer of the  Manager,  he will  resign as a director  of the Fund and the other Board II
Funds for which he is a trustee or director.  The  information  for the Directors  also includes the dollar range of shares of the Fund as well as the aggregate  dollar range of shares of the Board II Funds  beneficially  owned by the Director.  All  information is as of
December 31, 2001. All of the Directors are also trustees or directors of the following Oppenheimer funds1 (referred  to as  "Board  II
Funds"):

Oppenheimer Cash Reserves                               Oppenheimer Select Managers
Oppenheimer Champion Income Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                         Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                             Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                     Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                             Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                     Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                  Centennial Money Market Trust
Oppenheimer Municipal Fund                              Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                             Centennial Tax Exempt Trust

         Messrs.  Murphy,  Molleur,  Wixted,  Zack,  Bartlett  and  Leavy,  and  Mses.  Feld  and Ives who are  officers  of the  Fund, respectively  hold the same offices with one or more of the other Board II Funds as with the Fund.  As of April 1, 2002,  the Directors and  officers  of the Fund as a group  owned less than 1% of the  outstanding  shares of the Fund.  The  foregoing  statement  does not reflect  ownership  of  shares  held of record by an  employee  benefit  plan for  employees  of the  Manager,  other  than the  shares beneficially  owned under that plan by the officers of the Fund listed above. In addition,  each Independent  Director,  and his family members,  do not own  securities  of either the  Manager or  Distributor  of the Board II Funds or any person  directly  or  indirectly controlling, controlled by or under common control with the Manager or Distributor.

         Mr.  Swain has  reported  that he sold a  residential  property  to Mr.  Freedman on October  23,  2001 for $1.2  million.  An independent appraisal of the property supported the sale price.

Independent Directors and Officer

--------------------------- ----------------------------------------------------------- -------------- ----------------
                                                                                                          Aggregate
                                                                                                        Dollar Range
Name, Address, 2  Age,                                                                  Dollar Range      of Shares
Position(s) Held with       Principal Occupation(s) During Past 5 Years /Other            of Shares     Owned in any
Fund and Length of Time     Directorships Held by Director/Number of Portfolios in      Owned in the    of the Board
Served3                     Fund Complex Overseen by Director                               Fund          II Funds
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
James C. Swain, Chairman,   Formerly  Vice Chairman of the Manager  (until  January 2,       $0         Over $100,000
Chief Executive Officer     2002) and  President  and a director of  Centennial  Asset
and Director, since 1969    Management  Corporation  (the Fund's  Distributor)  (until
Age: 68                     1997).  Oversees  41  portfolios  in the  OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
William L. Armstrong,       Chairman  of  the  following   private   mortgage  banking
Director since 1999         companies:  Cherry Creek  Mortgage  Company  (since 1991),
Age: 65                     Centennial  State Mortgage  Company  (since 1994),  The El
                            Paso Mortgage  Company (since 1993),  Transland  Financial
                            Services,  Inc.  (since  1997);  Chairman of the following private  companies:  Great Frontier  Insurance  (insurance agency)  (since  1995) and  Ambassador  Media  Corporation
                            (since  1984);   a  director  of  the   following   public
                            companies:   Storage  Technology   Corporation   (computer
                            equipment  company) (since 1991),  Helmerich & Payne, Inc.                    $50,001-
                            (oil and gas  drilling/production  company)  (since 1992),       $0           $100,000
                            UNUMProvident  (insurance company) (since 1991).  Formerly
                            Director    of    International    Family    Entertainment
                            (television  channel)  (1992 - 1997) and Natec  Resources,
                            Inc.  (air  pollution   control   equipment  and  services
                            company)   (1991-1995),   Frontier   Real   Estate,   Inc.
                            (residential  real  estate  brokerage)  (1994-1999),   and
                            Frontier Title (title insurance agency)  (1995-June 1999);
                            a U.S. Senator (January  1979-January  1991).  Oversees 40
                            portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Robert G. Avis, Director    Formerly Mr. Avis held the following  positions:  Director
since 1993                  and  President  of A.G.  Edwards  Capital,  Inc.  (General
Age: 70                     Partner of private  equity funds) (until  February  2001);
                            Chairman,  President and Chief  Executive  Officer of A.G.
                            Edwards  Capital,  Inc. (until March 2000);  Vice Chairman and Director of A.G.  Edwards,  Inc. and Vice  Chairman of
                            A.G.   Edwards  &  Sons,   Inc.  (its  brokerage   company       $0         $1 - $10,000
                            subsidiary)  (until  -  March  1999);   Chairman  of  A.G.
                            Edwards   Trust  Company  and  A.G.E.   Asset   Management
                            (investment  advisor) (until - March 1999); and a Director of A.G.  Edwards  & Sons and A.G.  Edwards  Trust  Company
                            (until  -  March  2000).  Oversees  41  portfolios  in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
George C. Bowen, Director   Formerly  (until April 1999) Mr. Bowen held the  following
since 1997                  positions:  Senior Vice President  (from  September  1987)
Age: 65                     and  Treasurer  (from  March  1985) of the  Manager;  Vice
                            President  (from June  1983) and  Treasurer  (since  March
                            1985) of  OppenheimerFunds  Distributor,  Inc., the Fund's
                            Sub-Distributor;  Senior Vice  President  (since  February
                            1992),  Treasurer  (since July 1991)  Assistant  Secretary and a director (since December 1991) of the Manager;  Vice
                            President  (since October 1989) and Treasurer (since April
                            1986)  of  HarbourView  Asset  Management  Corporation  an
                            investment advisory subsidiary of the Manager;  President,
                            Treasurer   and   a   director   of   Centennial   Capital
                            Corporation  (June  1989 - January  1990),  an  investment advisory  subsidiary  of the Manager;  Vice  President and
                            Treasurer  (since August 1978) and Secretary  (since April
                            1981) of  Shareholder  Services,  Inc.,  a transfer  agent
                            subsidiary of the Manager;  Vice President,  Treasurer and    $10,001 -     Over $100,000
                            Secretary of Shareholder  Financial Services,  Inc. (since     $50,000
                            November  1989),  a  transfer  agent   subsidiary  of  the
                            Manager;  Assistant  Treasurer of Oppenheimer  Acquisition
                            Corp.   (since   March   1998),   the   Manager's   parent
                            corporation;    Treasurer   of   Oppenheimer   Partnership
                            Holdings,  Inc.  (since  November 1989), a holding company subsidiary  of the Manager;  Vice  President and Treasurer of Oppenheimer  Real Asset  Management,  Inc.  (since July
                            1996), an investment  advisory  subsidiary of the Manager;
                            Chief  Executive   Officer  and  director  of  MultiSource
                            Services,  Inc., a broker-dealer subsidiary of the Manager
                            (since   March  1996);   Treasurer   of   OppenheimerFunds
                            International  Ltd. and Oppenheimer  Millennium  Funds plc
                            (since   October   1997),    offshore   fund    management
                            subsidiaries  of the Manager.  Oversees 36  portfolios  in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Edward L. Cameron,          Director  of Genetic  ID,  Inc.  and its  subsidiaries,  a
Director since 1999         privately  held biotech  company  (since  March  2001);  a
Age: 63                     member  of  The  Life  Guard  of  Mount   Vernon,   George
                            Washington's  home (since  June 2000).  Formerly a partner
                            with   PricewaterhouseCoopers  LLP  (an  accounting  firm)       $0         Over $100,000
                            (from  1974-1999)  and  Chairman,   Price  Waterhouse  LLP
                            Global  Investment   Management  Industry  Services  Group
                            (from   1994-1998).   Oversees   36   portfolios   in  the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Jon S. Fossel,              Chairman and Director of Rocky Mountain Elk Foundation,  a
Director since 1990         not-for-profit  foundation (since 1998); and a director of
Age: 60                     P.R.  Pharmaceuticals,  a privately  held  company  (since
                            October  1999).  Formerly  Mr.  Fossel held the  following positions:  Chairman and a director  (until  October 1996)
                            and President and Chief  Executive  Officer (until October       $0         Over $100,000
                            1995) of the Manager;  President,  Chief Executive Officer
                            and  a  director   of   Oppenheimer   Acquisition   Corp.,
                            Shareholder  Services,   Inc.  and  Shareholder  Financial
                            Services,   Inc.   (until  October   1995).   Oversees  40
                            portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Sam Freedman,               Formerly  (until  October  1994)  Mr.  Freedman  held  the
Director since 1996         following positions:  Chairman and Chief Executive Officer
Age: 61                     of   OppenheimerFunds   Services   (from   August   1980);
                            Chairman,  Chief  Executive  Officer  and  a  director  of
                            Shareholder Services,  Inc. (from August 1980);  Chairman,
                            Chief  Executive   Officer  and  director  of  Shareholder    $50,001 -     Over $100,000
                            Financial  Services,   Inc.  (from  November  1989);  Vice    $100,000
                            President and director of  Oppenheimer  Acquisition  Corp.
                            (from  October  1990) and a director of the Manager  (from
                            October    1990).    Oversees   41   portfolios   in   the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
C. Howard Kast,             Formerly  (until June 1984) Managing  Partner of Deloitte,
Director since 1987         Haskins  &  Sells  (an  accounting   firm).   Oversees  41       $0         Over $100,000
Age: 80                     portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Robert M. Kirchner,         President   (since   1977)   of   The   Kirchner   Company
Director since 1963         (management  consultants);  Director of Andrisen Marten Co
Age: 80                     (a privately  held men's  clothing  company).  Oversees 41  Over $100,000   Over $100,000
                            portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
F. William Marshall, Jr.,   Trustee  (since 1996) of  MassMutual  Institutional  Funds       $0         Over $100,000
Director since 2000         and of MML Series  Investment  Fund  (open-end  investment
Age: 59                     companies).  Formerly  Chairman  of  SIS  &  Family  Bank,
                            F.S.B.  (formerly  SIS Bank)  (January  1999 - July 1999);
                            President,  Chief  Executive  Officer and  Director of SIS
                            Bankcorp.,   Inc.  and  SIS  Bank  (formerly   Springfield
                            Institution  for  Savings)  (May  1993 -  December  1998);
                            Executive  Vice  President of Peoples  Heritage  Financial
                            Group,  Inc.  (January  1999 - July  1999);  Chairman  and
                            Chief Executive  Office of Bank of Ireland First Holdings,
                            Inc.  and  First  New  Hampshire  Banks  (June  1990 - May
                            1993).  Oversees  36  portfolios  in the  OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

Interested Director and Officer

-------------------------- ------------------------------------------------------------- ------------- ----------------
Name, Address,4 Age,       Principal Occupation(s) During Past 5 Years / Other              Dollar        Aggregate
                                                                                                        Dollar Range
                                                                                                          of Shares
                                                                                           Range of     Owned in any
Position(s) Held with                                                                       Shares         of the
Fund and Length of Time    Directorships Held by Director/Number of Portfolios in Fund     Owned in      Oppenheimer
Served5                    Complex Overseen by Director                                    the Fund    Funds6
-------------------------- ------------------------------------------------------------- ------------- ----------------
-------------------------- ------------------------------------------------------------- ------------- ----------------
John V. Murphy,            Chairman,  Chief Executive  Officer and director (since June
President and Director     2001) and President  (since  September 2000) of the Manager;
Director since October     President  and a director  or  trustee of other  Oppenheimer       $0        Over $100,000
2001                       funds;  President  and  a  director  (since  July  2001)  of
Age: 52                    Oppenheimer    Acquisition    Corp.   and   of   Oppenheimer
                           Partnership  Holdings,  Inc.;  a  director  (since  November
                           2001) of OppenheimerFunds Distributor,  Inc.; Chairman and a
                           director  (since July 2001) of  Shareholder  Services,  Inc.
                           and of Shareholder  Financial Services,  Inc.; President and
                           a  director  (since  July 2001) of  OppenheimerFunds  Legacy
                           Program,  a  charitable  trust  program  established  by the
                           Manager;  a director of the  following  investment  advisory subsidiaries of OFI: OAM Institutional,  Inc. and Centennial
                           Asset   Management   Corporation   (since   November  2001),
                           HarbourView  Asset  Management  Corporation  and OFI Private
                           Investments,   Inc.  (since  July  2001);  President  (since
                           November  1,  2001)  and a  director  (since  July  2001) of
                           Oppenheimer Real Asset  Management,  Inc.; a director (since
                           November 2001) of Trinity  Investment  Management  Corp. and
                           Tremont Advisers,  Inc.,  investment  advisory affiliates of the Manager;  Executive Vice President (since February 1997)
                           of  Massachusetts   Mutual  Life  Insurance   Company,   the
                           Manager's  parent  company;  a director (since June 1995) of
                           DBL  Acquisition  Corporation;   formerly,  Chief  Operating
                           Officer (from  September  2000 to June 2001) of the Manager;
                           President and trustee (from  November 1999 to November 2001)
                           of MML Series  Investment Fund and MassMutual  Institutional
                           Funds,  open-end  investment  companies;  a  director  (from
                           September  1999  to  August  2000)  of C.M.  Life  Insurance
                           Company;  President,  Chief  Executive  Officer and director
                           (from  September  1999 to August 2000) of MML Bay State Life
                           Insurance  Company; a director (from June 1989 to June 1998)
                           of  Emerald  Isle  Bancorp  and  Hibernia  Savings  Bank,  a
                           wholly-owned  subsidiary of Emerald Isle  Bancorp.  Oversees
                           63 portfolios in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------------- ------------- ----------------

Officers of the Fund

------------------------------------------------ ---------------------------------------------------------------------
Name, Address,7 Age, Position(s) Held with       Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served8
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Bruce Bartlett, Vice President and Portfolio     Senior  Vice  President  (since  January  1999) of the  Manager;  an
Manager                                          officer and portfolio manager of other Oppenheimer  funds.  Prior to
Age: 51                                          joining  the Manager in April,  1995,  he was a Vice  President  and
                                                 Senior  Portfolio  Manager  at First  of  America  Investment  Corp.
                                                 (September 1986 - April 1995).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Christopher Leavy, Vice President and            Senior Vice President (since  September 2000) of the Manager;  prior
Portfolio Manager                                to  joining  the  Manager  in  September  2000,  he was a  portfolio
Age: 30                                          manager of Morgan Stanley Dean Witter  Investment  Management  (from
                                                 1997) prior to which he was a portfolio  manager and equity  analyst of Crestar Asset Management (from 1995).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal            Senior  Vice  President  and  Treasurer  (since  March  1999) of the
Financial and Accounting Officer since April     Manager;   Treasurer   (since  March  1999)  of  HarbourView   Asset
1999                                             Management  Corporation,  Shareholder  Services,  Inc.,  Oppenheimer
Age: 42                                          Real Asset Management  Corporation,  Shareholder Financial Services,
                                                 Inc.,   Oppenheimer   Partnership   Holdings,   Inc.,   OFI  Private
                                                 Investments,    Inc.    (since   March    2000),    OppenheimerFunds
                                                 International  Ltd. and Oppenheimer  Millennium Funds plc (since May
                                                 2000),  offshore fund management  subsidiaries  of the Manager,  and
                                                 OAM  Institutional,   Inc.  (since  November  2000),  an  investment
                                                 advisory  subsidiary of the Manager;  Treasurer and Chief  Financial
                                                 Officer  (since  May 2000) of  Oppenheimer  Trust  Company,  a trust company subsidiary of the Manager;  Assistant Treasurer (since March
                                                 1999) of Oppenheimer  Acquisition Corp. and OppenheimerFunds  Legacy
                                                 Program (since April 2000); an officer of other  Oppenheimer  funds;
                                                 formerly  Principal  and  Chief  Operating  Officer,  Bankers  Trust
                                                 Company - Mutual Fund Services Division (March 1995 - March 1999).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Robert G. Zack, Vice President and Secretary     Senior Vice  President  (since May 1985) and General  Counsel (since
(since November 1, 2001)                         February  2002) of the Manager;  Assistant  Secretary of Shareholder
Age: 53                                          Services,  Inc. (since May 1985),  Shareholder  Financial  Services,
                                                 Inc. (since November 1989); OppenheimerFunds  International Ltd. and
                                                 Oppenheimer  Millennium  Funds plc (since October 1997);  an officer
                                                 of  other  Oppenheimer  funds;  formerly,   Acting  General  Counsel
                                                 (November  2001-February 2002) and Associate General Counsel (1984 -
                                                 October 2001)
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary (since     Vice  President and Senior Counsel of the Manager (since July 1999);
November 1, 2001)                                an officer of other  Oppenheimer  funds;  formerly a Vice  President
Age: 44                                          and Associate Counsel of the Manager (September 1995 - July 1999).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary (since    Vice  President and Senior Counsel of the Manager (since July 1999);
November 1, 2001)                                an officer of other  Oppenheimer  funds;  formerly a Vice  President
Age: 43                                          and Associate Counsel of the Manager (June 1990 - July 1999).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary (since     Vice  President  and  Assistant  Counsel of the Manager  (since June
November 1, 2001)                                1998); an officer of other Oppenheimer funds;  formerly an Assistant
Age: 36                                          Vice President and Assistant  Counsel of the Manager  (August 1997 -
                                                 June  1998);   and   Assistant   Counsel  of  the  Manager   (August
                                                 1994-August 1997).
------------------------------------------------ ---------------------------------------------------------------------

      |X|  Remuneration  of  Directors.  The officers of the Fund and one  Director of the Fund (Mr.  Murphy) are  affiliated  with the
Manager and receive no salary or fee from the Fund.  The remaining  Directors of the Fund received the  compensation  shown below.  The compensation  from the Fund was paid during its fiscal year ended  December 31, 2001. The  compensation  from all of the Board II funds includes the  compensation  from the Fund and represents  compensation  received as a director,  trustee,  managing  general partner or member of a committee of the Board during the calendar year 2001.  Mr. Swain was affiliated with the Manager until January 2, 2002.

-------------------------------------- ----------------------------------- ---------------------------------------
 Director's Name and Other Positions         Aggregate Compensation                  Total Compensation
                                                                                       from Board II
                                                   from Fund1                        Funds (40 funds)2
-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

William L. Armstrong                                 $3,141                               $78,865
Review Committee Member

-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

Robert G. Avis                                       $3,165                               $79,452

Review Committee Member
-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

George C. Bowen
Review Committee Member                              $3,025                               $75,936

-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

Edward L. Cameron
Audit Committee Chairman                             $3,019                               $75,794

-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

Jon S. Fossel
Review Committee Chairman                            $3,353                               $84,177

-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

Sam Freedman                                         $3,322                               $83,402
Review Committee Member

-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

C. Howard Kast                                       $3,483                               $87,452
Audit Committee Member

-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

Robert M. Kirchner                                   $3,165                               $79,452

-------------------------------------- ----------------------------------- ---------------------------------------
-------------------------------------- ----------------------------------- ---------------------------------------

F. William Marshall, Jr.                             $2,785                               $69,922

Audit Committee Member
-------------------------------------- ----------------------------------- ---------------------------------------

1. For the Fund's  fiscal year ended  December 31, 2001.  Aggregate  compensation  includes  fees and  deferred  compensation,  if any, accrued for a Director.
2. For the 2001 calendar year.

      |X| Deferred  Compensation  Plan for Directors.  The Board of Directors has adopted a Deferred  Compensation Plan for Independent
Directors  that  enables  them to elect to defer  receipt of all or a portion of the annual fees they are  entitled to receive from the
Fund.  Under the plan,  the  compensation  deferred by a Director is  periodically  adjusted  as though an  equivalent  amount had been invested in shares of one or more  Oppenheimer  funds selected by the Director.  The amount paid to the Director under the plan will be determined  based upon the performance of the selected  funds.  As of December 31, 2001 none of the  Independent  Directors has elected to participate.

         Deferral of  Director's  fees under the plan will not  materially  affect the Fund's  assets,  liabilities  and net income per share.  The plan will not obligate the Fund to retain the services of any Director or to pay any particular  level of  compensation  to any Director.  Pursuant to an Order issued by the  Securities  and Exchange  Commission,  the Fund may invest in the funds  selected by the Director under the plan without  shareholder  approval for the limited purpose of determining the value of the Director's  deferred fee account.

      |X|  Major  Shareholders.  As of  April  1,  2002,  the  only  persons  who  owned  of  record  or were  known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were the following:

         RPSS TR, Roossien Masonry Inc., 401(k) Plan,  Attn.:  James Vandyken,  3388 Busch Drive SW,  Grandville,  Michigan  49418-1095
         which owned 61,010.168 Class N shares (representing 16.10% of the Class N shares then outstanding);

         RPSS TR, Marcotte Ford Sales Inc. 401k Plan, Attn.: Mary McDonald, 1025 Main Street, Holyoke,  Massachusetts  01040-5343 which owned 33,245.527 Class N shares (representing 8.77% of the Class N shares then outstanding);

         Reliance Trust Co. Cust.,  FBO Independent GRP Home,  Living Program Ret. Plan, P.O. Box 48449,  Atlanta,  Georgia  30362-1449
         which owned 33,245.061 Class N shares (representing 8.76% of the Class N shares then outstanding);

         RPSS TR, Compass  Medical PC,  401k/PSP,  Attn.:  Laura  Sebastyn,  500 Belmont  Street,  Suite 150,  Brockton,  Massachusetts
         02301-4953 which owned 29,337,704 Class N shares (representing 7.74% of the Class N shares then outstanding);

         RPSS TR  Rollover  IRA,  FBO John B.  Schamel,  P.O.  Box  250,  Chemung,  NY  14825  which  owned  19,520.133  Class N shares
         (representing 5.15% of the Class N shares then outstanding);

         Massachusetts  Mutual Life Insurance Co.,  Separate  Investment  Account,  Attn.:  Monica Margeson  N-328,  1295 State Street,
         Springfield,  Massachusetts  01111-0001 which owned  4,205,577.135 Class Y shares  (representing  88.27% of the Class Y shares then outstanding);

         Persumma  Financial  Services,  Massachusetts  Mutual Financial  Group,  1295 State Street #N328,  Springfield,  Massachusetts
         01111-0001 which owned 370,269.541 Class Y shares (representing 7.77% of the Class Y shares then outstanding).

The Manager.  The Manager is wholly-owned by Oppenheimer  Acquisition Corp., a holding company controlled by Massachusetts  Mutual Life
Insurance Company.

         |X| Code of Ethics.  The Fund,  the Manager and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio managers,  that would compete with or take advantage of the Fund's portfolio  transactions.  Covered persons  include persons with knowledge of the investments and investment  intentions of the Fund and other funds advised by the Manager.  The Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including securities  that may be purchased or held by the Fund,  subject to a number of restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the Fund's  registration  statement filed with the Securities and Exchange  Commission and can be reviewed  and copied at the SEC's Public  Reference  Room in  Washington,  D.C.  You can obtain  information  about the hours of operation  of the Public  Reference  Room by calling  the SEC at  1-202-942-8090.  The Code of Ethics can also be viewed as part of the
Fund's  registration  statement  on the SEC's EDGAR  database at the SEC's  Internet web site at  WWW.SEC.GOV.  Copies may be obtained,
                                                                                                  -----------
after paying a  duplicating  fee, by electronic  request at the following  e-mail  address:  PUBLICINFO@SEC.GOV.,  or by writing to the
                                                                                             -------------------
SEC's Public Reference Section, Washington, D.C.  20549-0102.

      |X| The Investment  Advisory  Agreement.  The Manager provides  investment  advisory and management services to the Fund under an investment  advisory  agreement  between the Manager and the Fund. The Manager selects  securities for the Fund's portfolio and handles its  day-to-day  business.  The  portfolio  managers of the Fund are  employed  by the Manager and are the persons who are  principally responsible for the day-to-day  management of the Fund's  portfolio.  Other members of the Manager's Equity and Fixed-Income  Portfolio
Departments provide the portfolio managers with counsel and support in managing the Fund's portfolio.

         The  agreement  requires  the  Manager,  at its  expense,  to provide the Fund with  adequate  office  space,  facilities  and equipment.  It also requires the Manager to provide and supervise the activities of all  administrative and clerical personnel required to provide  effective  administration  for the Fund.  Those  responsibilities  include the  compilation and maintenance of records with respect to its  operations,  the  preparation and filing of specified  reports,  and  composition of proxy  materials and  registration statements for continuous public sale of shares of the Fund.

         The Fund pays  expenses not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory  agreement  lists examples of  expenses  paid by the Fund.  The major  categories  relate to  interest,  taxes,  brokerage  commissions,  fees to certain
Directors,  legal and audit expenses,  custodian and transfer agent expenses,  share issuance costs,  certain printing and registration costs and  non-recurring  expenses,  including  litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole.

---------------------------------------- ---------------------------------------------------------------------------
       Fiscal Year ended 12/31:                        Management Fees Paid to OppenheimerFunds, Inc.
---------------------------------------- ---------------------------------------------------------------------------
---------------------------------------- ---------------------------------------------------------------------------
                 1999                                                   $21,073,662
---------------------------------------- ---------------------------------------------------------------------------
---------------------------------------- ---------------------------------------------------------------------------

                 2000                                                   $23,262,457

---------------------------------------- ---------------------------------------------------------------------------
---------------------------------------- ---------------------------------------------------------------------------
                 2001                                                   $19,035,604
---------------------------------------- ---------------------------------------------------------------------------

         The investment  advisory  agreement states that provided the Manager acted with due care and in good faith, and in the absence of willful  misfeasance,  bad faith,  gross  negligence in the  performance of its duties or reckless  disregard of its obligations and duties under the investment advisory agreement,  the Manager is not liable for any loss the Fund sustains for any investment,  adoption of any investment policy, or the purchase, sale or retention of any security.

         The agreement permits the Manager to act as investment  advisor for any other person,  firm or corporation and to use the name
"Oppenheimer" in connection with other investment companies for which it may act as investment advisor or general  distributor.  If the
Manager  shall no longer  act as  investment  advisor  to the Fund,  the  Manager  may  withdraw  the right of the Fund to use the name
"Oppenheimer" as part of its name.

              |X| Annual Approval of Investment Advisory Agreement. Each year, the Board of Directors, including a majority of the
Independent Directors, is required to approve the renewal of the investment advisory agreement. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the Manager, and
o        The direct and indirect benefits the Manager received from its relationship with the Fund.  These included services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under
                  Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager is important so that the
Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Directors, meeting separately from the full Board with experienced
Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

      In  arriving at a decision,  the Board did not single out any one factor or group of factors as being more  important  than other factors,  but considered  all factors  together.  The Board judged the terms and conditions of the Agreement,  including the investment advisory fee, in light of all of the surrounding circumstances.
Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory  Agreement.  One of the duties of the Manager under the investment advisory agreement is to arrange the portfolio  transactions  for the Fund.  The advisory  agreement  contains  provisions  relating to the  employment of broker-dealers  to  effect  the  Fund's  portfolio  transactions.  The  Manager  is  authorized  by the  advisory  agreement  to employ broker-dealers,  including  "affiliated"  brokers,  as that term is defined in the  Investment  Company  Act.  The  Manager  may employ broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution" of the Fund's portfolio  transactions.  Best execution" means prompt and reliable execution at the most favorable price obtainable.  The Manager need not seek competitive  commission  bidding.  However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the Fund as established by its Board of Directors.

         Under the  investment  advisory  agreement,  the Manager may select  brokers (other than  affiliates)  that provide  brokerage and/or research  services for the Fund and/or the other accounts over which the Manager or its affiliates  have investment  discretion.
The  commissions  paid to such brokers may be higher than another  qualified  broker would  charge,  if the Manager  makes a good faith determination that the commission is fair and reasonable in relation to the services provided.  Subject to those  considerations,  as a factor in  selecting  brokers for the Fund's  portfolio  transactions,  the Manager may also  consider  sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage  Practices  Followed  by the  Manager.  The  Manager  allocates  brokerage  for the Fund  subject  to the  provisions  of the investment  advisory  agreement and the procedures and rules described  above.  Generally,  the Manager's  portfolio  traders  allocate brokerage based upon  recommendations  from the Manager's  portfolio  managers.  In certain instances,  portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary market are generally  done with  principals or market makers.  In transactions  on foreign  exchanges,  the Fund may be required to pay fixed  brokerage  commissions and therefore would not have the  benefit of  negotiated  commissions  available  in U.S.  markets.  Brokerage  commissions  are paid  primarily  for transactions  in listed  securities or for certain  fixed-income  agency  transactions  in the secondary  market.  Otherwise  brokerage commissions  are paid  only if it  appears  likely  that a better  price or  execution  can be  obtained  by  doing  so.  In an  option transaction,  the Fund  ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

         Other funds advised by the Manager have investment  policies  similar to those of the Fund.  Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund,  which could affect the supply and price of the  securities.  If two or more funds advised by the Manager  purchase the same  security on the same day from the same dealer,  the  transactions  under those combined  orders are  averaged as to price and  allocated  in  accordance  with the  purchase or sale orders  actually  placed for each account.

      Most purchases of debt obligations are principal  transactions at net prices.  Instead of using a broker for those  transactions, the Fund normally deals directly with the selling or purchasing  principal or market maker unless the Manager  determines that a better price or execution can be obtained by using the services of a broker.  Purchases of portfolio  securities from  underwriters  include a commission or concession  paid by the issuer to the  underwriter.  Purchases  from dealers  include a spread  between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory  agreement  permits the Manager to allocate  brokerage for research  services.  The research services provided by a  particular  broker may be useful only to one or more of the  advisory  accounts of the Manager and its  affiliates.  The investment  research  received  for the  commissions  of those  other  accounts  may be useful  both to the Fund and one or more of the
Manager's  other  accounts.  Investment  research may be supplied to the Manager by a third party at the  instance of a broker  through which trades are placed.

         Investment  research  services  include  information and analysis on particular  companies and industries as well as market or economic trends and portfolio  strategy,  market  quotations for portfolio  evaluations,  information  systems,  computer  hardware and similar  products and services.  If a research  service also assists the Manager in a  non-research  capacity  (such as  bookkeeping or other  administrative  functions),  then only the  percentage or component  that provides  assistance to the Manager in the  investment decision-making process may be paid in commission dollars.

         The Board of  Directors  permits the Manager to use stated  commissions  on  secondary  fixed-income  agency  trades to obtain research if the broker  represents to the Manager  that:  (i) the trade is not from or for the broker's own  inventory,  (ii) the trade was executed by the broker on an agency basis at the stated commission,  and (iii) the trade is not a riskless  principal  transaction.
The Board of Directors  permits the Manager to use concessions on fixed-price  offerings to obtain  research,  in the same manner as is permitted for agency transactions.

         The research  services  provided by brokers  broaden the scope and  supplement  the research  activities of the Manager.  That research  provides  additional  views and comparisons  for  consideration,  and helps the Manager to obtain market  information for the valuation of  securities  that are either held in the Fund's  portfolio or are being  considered  for  purchase.  The Manager  provides information to the Board about the commissions  paid to brokers  furnishing such services,  together with the Manager's  representation that the amount of such commissions was reasonably related to the value or benefit of such services.

--------------------------------------- ---------------------------------------------------------------------------
       Fiscal Year Ended 12/31:                       Total Brokerage Commissions Paid by the Fund1
--------------------------------------- ---------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------
                 1999                                                   $2,635,816
--------------------------------------- ---------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------

                 2000                                                   $5,706,728

--------------------------------------- ---------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------
                 2001                                                  $10,980,2762
--------------------------------------- ---------------------------------------------------------------------------
1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.

During the fiscal year ended 12/31/01,  the amount of transactions  directed to brokers for research  services was  $1,791,062,389  and the amount of the commissions paid to broker-dealers for those services was $2,626,376.

Distribution and Service Plans

The Distributor.  Under its General  Distributor's  Agreement with the Fund, the Distributor  acts as the Fund's principal  underwriter in the  continuous  public  offering of the  different  classes of shares of the Fund.  The  Distributor  bears the  expenses  normally attributable  to sales,  including  advertising  and the cost of  printing  and mailing  prospectuses,  other than those  furnished  to existing  shareholders.  The Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

         The sales charges and concessions paid to, or retained by, the Distributor from the sale of shares during the Fund's three most recent fiscal years, and the contingent deferred sales charges retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

-------------- ------------------ ------------------
 Fiscal Year       Aggregate           Class A
                Front-End Sales    Front-End Sales
               Charges on Class   Charges Retained
Ended 12/31:       A Shares        by Distributor
-------------- ------------------ ------------------
-------------- ------------------ ------------------
    1999          $3,586,666         $1,235,6531
-------------- ------------------ ------------------
-------------- ------------------ ------------------

    2000          $4,165,200         $1,462,3801

-------------- ------------------ ------------------
-------------- ------------------ ------------------
    2001          $2,368,023          $814,8641
-------------- ------------------ ------------------
1.       Included amounts retained by a broker-dealer that is an affiliate or a parent of the Distributor.

-------------- ------------------- -------------------- ------------------- -------------------
 Fiscal Year     Concessions on      Concessions on       Concessions on      Concessions on
                 Class A Shares      Class B Shares       Class C Shares      Class N Shares
                  Advanced by          Advanced by         Advanced by         Advanced by
Ended 12/31:      Distributor1        Distributor1         Distributor1        Distributor1
-------------- ------------------- -------------------- ------------------- -------------------
-------------- ------------------- -------------------- ------------------- -------------------
    1999            $101,858           $4,474,217            $223,694              N/A
-------------- ------------------- -------------------- ------------------- -------------------
-------------- ------------------- -------------------- ------------------- -------------------
    2000            $230,496           $5,467,394            $415,565              N/A
-------------- ------------------- -------------------- ------------------- -------------------
-------------- ------------------- -------------------- ------------------- -------------------
    2001            $135,377           $2,511,141            $165,947            $13,8552
-------------- ------------------- -------------------- ------------------- -------------------
1.   The Distributor  advances  concession  payments to dealers for certain sales of Class A shares and for sales of Class B, Class
     C and Class N shares from its own resources at the time of sale.
2.   The inception date of Class N shares was March 1, 2001.

--------------- ----------------------- ----------------------- ------------------------ -----------------------
Fiscal    Year  Class A Contingent      Class B Contingent      Class C Contingent       Class N Contingent
                Deferred Sales          Deferred Sales                                   Deferred Sales
Ended 12/31     Charges Retained by     Charges Retained by     Deferred Sales Charges   Charges Retained by
                Distributor             Distributor             Retained by Distributor  Distributor
--------------- ----------------------- ----------------------- ------------------------ -----------------------
--------------- ----------------------- ----------------------- ------------------------ -----------------------
     2001              $18,737                $1,087,714                $31,088                    $0
--------------- ----------------------- ----------------------- ------------------------ -----------------------

Distribution  and Service Plans.  The Fund has adopted a Service Plan for Class A shares and  Distribution  and Service Plans for Class
B, Class C and Class N shares under Rule 12b-1 of the Investment  Company Act. Under those plans the Fund pays the  Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

         Each plan has been approved by a vote of the Board of Directors,  including a majority of the Independent Directors9,  cast in person at a meeting called for the purpose of voting on that plan.

         Under the plans,  the Manager and the  Distributor  may make  payments  from time to time from their own resources to brokers, dealers or other financial  institutions  including affiliates for distribution and administrative  services they perform, at no direct cost to the Fund to make those  payments.  The Manager may use its profits from the advisory  fee it receives  from the Fund.  In their sole  discretion,  the  Distributor  and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Directors and its Independent  Directors  specifically vote annually to approve its continuance.  Approval must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan. A plan may be  terminated  at any time by the vote of a majority of the Independent  Directors or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding shares of that class.

         The Board of  Directors  and the  Independent  Directors  must  approve all  material  amendments  to a plan.  An amendment to increase  materially  the amount of  payments to be made under a plan must be approved  by  shareholders  of the class  affected by the amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares  after six years,  the Fund must obtain the approval  of both  Class A and Class B  shareholders  for a  proposed  material  amendment  to the Class A plan that  would  materially increase  payments under the plan.  That approval must be by a "majority"  (as defined in the Investment  Company Act) of the shares of each class, voting separately by class.

         While the plans are in effect,  the Treasurer of the Fund shall provide  separate written reports on the plans to the Board of
Directors at least  quarterly  for its review.  The Reports  shall detail the amount of all payments  made under a plan and the purpose for which the payments were made. Those reports are subject to the review and approval of the Independent Directors.

         Each plan  states  that while it is in  effect,  the  selection  and  nomination  of those  Directors  of the Fund who are not
"interested  persons" of the Fund is committed to the discretion of the  Independent  Directors.  This does not prevent the involvement of others in the  selection  and  nomination  process as long as the final  decision as to  selection  or  nomination  is approved by a majority of the Independent Directors.

         Under the plans for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the  recipient  for itself and its customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority of the  Independent  Directors.  The Board of Directors has set no minimum  amount of assets to qualify for payments  under the plans.

         |X| Class A Service Plan Fees.  Under the Class A service  plan,  the  Distributor  currently  uses the fees it receives  from the Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as "recipients")  for personal  services and account maintenance  services they provide for their customers who hold Class A shares. The services include,  among others,  answering customer inquiries about the Fund,  assisting in establishing and maintaining  accounts in the Fund, making the Fund's investment plans available and providing  other  services at the request of the Fund or the  Distributor.  While the plan permits the Board to authorize payments to the  Distributor  to reimburse  itself for services under the plan,  the Board has not yet done so. The  Distributor  makes payments to plan  recipients  quarterly at an annual rate not to exceed 0.25% of the average  annual net assets  consisting  of Class A shares held in the accounts of the recipients or their customers.

         For the fiscal year ended December 31, 2001 payments under the Class A Plan totaled  $5,874,198,  all of which was paid by the
Distributor  to  recipients.  That  included  $463,144  paid to an affiliate of the  Distributor's  parent  company.  Any  unreimbursed expenses  the  Distributor  incurs with  respect to Class A shares in any fiscal year cannot be  recovered  in  subsequent  years.  The
Distributor  may not use payments  received  under the Class A Plan to pay any of its interest  expenses,  carrying  charges,  or other financial costs, or allocation of overhead.

         |X| Class B, Class C and Class N Service and  Distribution  Plan Fees.  Under the Class B, Class C and Class N plans,  service fees and distribution fees are computed on the average of the net asset value of shares in the respective  class,  determined as of the close of each regular  business day during the period.  Each plan provides for the Distributor to be compensated at a flat rate for its services,  whether the  Distributor's  distribution  expenses are more or less than the amounts paid by the Fund under the plan for the period for which the fee is paid.  The types of services  that  recipients  provide  for the  service  fee are similar to the  services provided under the Class A service plan, described above.

         The Class B, Class C and Class N Plans permit the  Distributor  to retain both the  asset-based  sales charges and the service fees or to pay  recipients  the service fee on a quarterly  basis,  without  payment in advance.  However,  the  Distributor  currently intends to pay the  service  fee to  recipients  in advance  for the first  year after the shares are  purchased.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares. The advance payment is based on the net asset value of shares sold.  Shares  purchased by exchange do not qualify for the advance  service fee payment.  If Class B, Class C or
Class N shares are  redeemed  during the first year after their  purchase,  the  recipient  of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The asset based sales  charge and  service  fees  increase  Class B and Class C expenses  by 1.00% and the  asset-based  sales charge and service fees increases Class N expenses by 0.50% of the net assets per year of the respective class.

         The Distributor  retains the asset-based sales charge on Class B and Class N shares.  The Distributor  retains the asset-based sales charge on Class C shares during the first year the shares are  outstanding.  It pays the  asset-based  sales charge as an ongoing commission  to the  recipient  on  Class C  shares  outstanding  for a year or  more.  If a dealer  has a  special  agreement  with the
Distributor,  the Distributor  will pay the Class B, Class C or Class N service fee and the asset-based  sales charge on Class C shares to the dealer quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The  asset-based  sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the  Distributor to compensate  dealers that sell those shares.  The Fund pays the  asset-based  sales charges to the  Distributor  for its  services  rendered  in  distributing  Class B,  Class C and Class N  shares.  The  payments  are made to the
Distributor in recognition that the Distributor:

o        pays sales commissions to authorized brokers and dealers at the time of sale and pays       service fees as described above,
o        may make  payment of sales  commissions  and/or the  advance of the  service fee  payment to  recipients  under the plans,  or
         may provide such financing from its own resources or       from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales  literature,  advertising  and  prospectuses  (other than those  furnished  to current  shareholders)
         and state "blue sky" registration fees and certain other
               distribution expenses.
o        may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o        may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

              When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the Distributor is automatically designated as the broker-dealer of record.  In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

      The  Distributor's  actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent  deferred sales charges  collected on redeemed  shares and from the Fund under the plans. If either the Class B, Class C or Class N plan is terminated  by the Fund,  the Board of Directors may allow the Fund to continue  payments of the  asset-based  sales charge to the Distributor  for  distributing  shares before the plan was terminated.  All payments under the Class B, Class C and Class
N plans are subject to the  limitations  imposed by the Conduct  Rules of the  National  Association  of  Securities  Dealers,  Inc. on
payments of asset-based sales charges and service fees.

----------------------------------------------------------------------------------------------------------------------

                        Distribution Fees Paid to the Distributor for the Year Ended 12/31/01

----------------------------------------------------------------------------------------------------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class:                 Total Payments      Amount Retained by      Distributor's Aggregate         Distributor's
                                                                                               Unreimbursed Expenses
                                                                    Unreimbursed Expenses      as % of Net Assets of
                         Under Plan            Distributor               Under Plan                    Class
------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------

Class B Plan             $6,589,597            $5,178,7261               $4,175,971                    0.73%

------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------

Class C Plan              $981,520              $273,8002                $1,407,235                    1.56%

------------------- --------------------- ---------------------- ---------------------------- ------------------------
------------------- --------------------- ---------------------- ---------------------------- ------------------------
Class N Plan               $2,468                $2,448                    $28,936                     2.12%
------------------- --------------------- ---------------------- ---------------------------- ------------------------

1.       Includes $113,989 paid to and affiliate of the Distributor's parent company.
2.       Includes $38,861 paid to and affiliate of the Distributor's parent company.

Performance of the Fund

Explanation  of  Performance  Terminology.  The Fund uses a variety of terms to  illustrate  its  investment  performance.  Those terms include  "cumulative  total return,"  "average annual total return," "average annual total return at net asset value" and "total return at net asset  value." An  explanation  of how total  returns  are  calculated  is set forth  below.  The  charts  below show the Fund's performance  as of the Fund's most  recent  fiscal  year end.  You can obtain  current  performance  information  by calling the Fund's
Transfer Agent at 1-800-525-7048 or by visiting the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

         The Fund's  illustrations  of its  performance  data in  advertisements  must comply with rules of the Securities and Exchange
Commission.  Those rules  describe  the types of  performance  data that may be used and how it is to be  calculated.  In general,  any advertisement  by the Fund of its performance  data must include the average annual total returns for the advertised class of shares of the Fund.  Those  returns  must be shown for the 1-, 5- and 10-year  periods (or the life of the class,  if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance of other funds for the same periods.  However,  a number of factors should be considered before using the Fund's  performance  information as a basis for comparison with other investments:

         |_|  Total returns  measure the  performance  of a hypothetical  account in the Fund over various  periods and do not show the performance of each shareholder's  account.  Your account's performance will vary from the model performance data if your dividends  are received in cash,  or you buy or sell shares  during the period,  or you bought your shares at a different time and price than the shares used in the model.
         |_|  An investment in the Fund is not insured by the FDIC or any other government agency.
|_|      The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
|_|      The principal value of the Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
         |_|      When an investor's shares are redeemed, they may be worth more or less than their original cost.
|_|      Total  returns  for any given  past  period  represent  historical  performance  information  and are not,  and  should not be considered, a prediction of future returns.

         The performance of each class of shares is shown  separately,  because the performance of each class of shares will usually be different.  That is because of the different kinds of expenses each class bears.  The total returns of each class of shares of the Fund are affected by market conditions,  the quality of the Fund's investments,  the maturity of debt investments,  the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.
         |X| Total Return  Information.  There are different types of "total returns" to measure the Fund's  performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period,  assuming that all dividends and capital gains distributions  are  reinvested  in  additional  shares  and that the  investment  is  redeemed  at the end of the  period.  Because  of differences  in expenses for each class of shares,  the total returns for each class are  separately  measured.  The  cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total  return over the entire  period.  However,  average annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current  maximum sales charge of 5.75% (as a percentage of the offering price) is deducted  from the initial  investment  ("P") (unless the return is shown without  sales  charge,  as described  below).  For
Class B shares,  payment of the applicable  contingent  deferred sales charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the second year,  3.0% in the third and fourth years,  2.0% in the fifth year,  1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred  sales charge is deducted for returns for the 1-year period.  For Class N shares,  the 1%  contingent  deferred  sales  charge is  deducted  for returns  for the  life-of-class  periods as applicable.  There is no sales charge on Class Y shares.

         |_| Average  Annual Total Return.  The "average  annual total return" of each class is an average  annual  compounded  rate of return for each year in a specified  number of years.  It is the rate of return based on the change in value of a hypothetical  initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending  Redeemable  Value
("ERV" in the formula) of that investment, according to the following formula:

                                                           ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                          ------
                                                            P

         |_|  Cumulative  Total Return.  The  "cumulative  total  return"  calculation  measures the change in value of a  hypothetical investment of $1,000 over an entire period of years.  Its calculation uses some of the same  factors  as  average  annual  total  return,  but it does not  average  the rate of  return on an annual  basis.
Cumulative total return is determined as follows:

                                                           ERV - P = TOTAL RETURN
                                                          ---------
                                                              P

                  |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative  or an average  annual total return "at net asset  value"  (without  deducting  sales  charges)  for Class A, Class B, Class C or Class N shares.  There is no sales  charge on Class Y shares.  Each is based on the  difference  in net asset  value per share at the  beginning  and the end of the period for a hypothetical  investment in that class of shares (without considering  front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

---------------------------------------------------------------------------------------------------------------------
                              The Fund's Total Returns for the Periods Ended 12/31/01
---------------------------------------------------------------------------------------------------------------------
--------------- ------------------------ ----------------------------------------------------------------------------
Class       of     Cumulative Total                             Average Annual Total Returns
                 Returns (10 years or
Shares              Life of Class)
--------------- ------------------------ ----------------------------------------------------------------------------
--------------- ------------------------ ------------------------- ------------------------ -------------------------
                                                  1-Year                   5-Year                   10-Year
                                                                     (or life-of-class)        (or life-of-class)
--------------- ------------------------ ------------------------- ------------------------ -------------------------
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
                   After     Without        After       Without    After         Without       After       Without
                   Sales     Sales          Sales        Sales     Sales          Sales        Sales        Sales
                  Charge       Charge      Charge       Charge       Charge      Charge       Charge       Charge
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
Class A         185.75%1     203.18%1    -15.58%      -10.43%      7.79%       9.08%        11.07%1      11.73%1
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
Class B         139.67%2     139.67%2    -15.57%      -11.15%      7.89%       8.18%        10.62%2      10.62%2
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
Class C         91.22%3      91.22%3     -12.12%      -11.24%      8.17%       8.17%        10.77%3      10.77%3
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
Class N         -8.45%4      -7.54%4     N/A          N/A          N/A         N/A          N/A          N/A
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
Class Y         134.98%5     134.98%5    -10.29%      -10.29%      9.22%       9.22%        11.92%5      11.92%5
--------------- ------------ ----------- ------------ ------------ ----------- ------------ ------------ ------------
1. Inception of Class A:   10/2/47.
2. Inception of Class B:   5/3/93.
3. Inception of Class C:   8/29/95.
4. Inception of Class N:   3/1/01.
5. Inception of Class Y:   6/1/94.
---------------------------------------------------------------------------------------------------------------------

Other  Performance   Comparisons.   The  Fund  compares  its  performance   annually  to  that  of  an  appropriate
broadly-based  market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting the Transfer  Agent at the  addresses  or  telephone  numbers  shown on the cover of this  Statement of  Additional
Information.  The Fund may also  compare its  performance  to that of other  investments,  including  other  mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

         |X|  Lipper  Rankings.  From time to time the Fund may  publish  the  ranking  of the  performance  of its classes of shares by Lipper,  Inc.  Lipper is a  widely-recognized  independent  mutual  fund  monitoring  service.
Lipper  monitors  the  performance  of  regulated  investment  companies,  including  the  Fund,  and  ranks  their performance for various periods based in categories based on investment  styles.  The Lipper  performance  rankings are based on total returns that include the  reinvestment of capital gain  distributions  and income  dividends but do not take  sales  charges  or taxes  into  consideration.  Lipper  also  publishes  "peer-group"  indices  of the performance  of all mutual funds in a category  that it monitors and  averages of the  performance  of the funds in particular categories.

         |X|  Morningstar  Ratings and  Rankings.  From time to time the Fund may  publish the ranking  and/or star rating of the  performance of its classes of shares by  Morningstar,  Inc., an independent  mutual fund  monitoring service.  Morningstar  rates  and  ranks  mutual  funds in  broad  investment  categories:  domestic  stock  funds, international  stock  funds,  taxable  bond funds and  municipal  bond funds.  The Fund is included in the domestic stock funds category.

         Morningstar   proprietary  star  ratings  reflect  historical   risk-adjusted   total  investment  return.
For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM metric each month by subtracting the return on a 90-day U.S.Treasury Bill for the load-adjusted return for the same period, and then adjuxting this excess return for risk. The top 10% of funds in each broad asset class receive 5 stars, the next 22.5%
receive 4 stars, the next35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The
Overall Morningstar Ratingfor a fund is derived from a weighted average of the performance figures associated with its three-,five-, and ten-year (if applicable) Morningstar Rating metrics.

The Fund may also compare its total  return  ranking to that of other funds in its  Morningstar  category, in addition to its star  rating.  Those  total  return  rankings  are  percentages  from one percent to one hundred percent and are not  risk-adjusted.  For example,  if a fund is in the 94th percentile,  that means that 94% of the funds in the same category performed better than it did.

         |X|  Performance  Rankings  and  Comparisons  by Other  Entities and  Publications.  From time to time the
Fund may  include  in its  advertisements  and sales  literature  performance  information  about the Fund cited in newspapers  and other  periodicals  such as The New York  Times,  The Wall  Street  Journal,  Barron's,  or similar publications.  That  information  may include  performance  quotations  from other  sources,  including  Lipper and
Morningstar.  The  performance of the Fund's classes of shares may be compared in  publications  to the performance of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share  classes to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury  bills.  However,  the Fund's  returns and share price are not  guaranteed  or insured  by the FDIC or any other  agency  and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time,  the Fund may  include in its  advertisements  and sales  literature  the total  return performance of a hypothetical  investment  account that includes  shares of the fund and other  Oppenheimer  funds.
The combined  account may be part of an  illustration of an asset  allocation  model or similar  presentation.  The account  performance  may combine total return  performance  of the fund and the total return  performance of other
Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for  illustrative or comparative  purposes,  statistical data or other  information  about general or specific market and economic conditions. That may include, for example,

o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,
o        comparisons  of  various  market   sectors  or  indices  to  demonstrate   performance,   risk,  or  other
     characteristics of the Fund.

----------------------------------------------------------------------------------------------------------------------
A B O U T  Y O U R  A C C O U N T
----------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.
Appendix C contains more  information  about the special  sales charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House
("ACH")  transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund receives  Federal  Funds for the purchase  through the ACH system before the close of The New York Stock Exchange.  The Exchange  normally closes at 4:00 P.M., but may close earlier on certain days.  If  Federal  Funds are  received  on a business  day after the close of the  Exchange,  the  shares  will be purchased  and dividends  will begin to accrue on the next regular  business day. The proceeds of ACH transfers are normally  received by the Fund 3 days after the  transfers  are  initiated.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain other circumstances described in Appendix

C to this  Statement of  Additional  Information  because the  Distributor  or dealer or broker incurs little or no selling expenses.

Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:

o        Class A, Class B and Class N shares you purchase for your individual accounts (including IRAs and 403(b)
     plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A, Class B and Class N shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A, Class B and Class N shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases. You must request it when you buy shares.

|X|  The Oppenheimer Funds.  The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Real Estate Fund
Oppenheimer Emerging Growth Fund                              Oppenheimer Rochester National Municipals
Oppenheimer Emerging Technologies Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Special Value Fund
Oppenheimer Global Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Growth & Income Fund                   Oppenheimer Total Return Fund, Inc.
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Core Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer High Yield Fund                                   Oppenheimer Trinity Value Fund
Oppenheimer Intermediate Municipal Fund                       Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund                           Oppenheimer Value Fund
Oppenheimer International Growth Fund                         Limited-Term New York Municipal Fund
Oppenheimer International Small Company Fund                  Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund                      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Main Street Growth & Income Fund              OSM1 - Jennison Growth Fund
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Small Cap Fund                        OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer MidCap Fund                                       OSM1 - QM Active Balanced Fund
Oppenheimer Multiple Strategies Fund                          OSM1 - Salomon Brothers Capital Fund
     and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances described in this Statement of Additional  Information,  redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X|  Letters of Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds during a 13-month period,  you can reduce the sales charge rate that applies to your purchases of Class A shares.  The total amount of your
intended  purchases of both Class A and Class B shares will  determine the reduced  sales charge rate for the Class A shares  purchased during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor  of the intention to purchase  Class A shares or
Class A and Class B shares of the Fund (and other Oppenheimer  funds) during a 13-month period (the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds, will equal or exceed the amount  specified in the Letter.  Purchases  made by  reinvestment  of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation to current  purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering  price  (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares.  However,  if the investor's  purchases of shares within the Letter of Intent period,  when added to the value (at offering  price) of the investor's  holdings of shares on the last day of that period, do not equal or exceed the intended  purchase amount,  the investor agrees to pay the additional amount of sales charge applicable  to such  purchases.  That amount is  described in "Terms of Escrow,"  below (those terms may be amended by the  Distributor from time to time).  The investor  agrees that shares equal in value to 5% of the  intended  purchase  amount will be held in escrow by the  Transfer  Agent  subject  to the Terms of Escrow.  Also,  the  investor  agrees to be bound by the terms of the  Prospectus,  this
Statement of Additional  Information and the Application used for a Letter of Intent.  If those terms are amended,  as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those  amendments will apply  automatically  to existing Letters of Intent.

         If the total eligible  purchases made during the Letter of Intent period do not equal or exceed the intended  purchase amount, the  commissions  previously  paid to the dealer of record for the account and the amount of sales charge  retained by the  Distributor will be adjusted to the rates  applicable to actual total  purchases.  If total eligible  purchases  during the Letter of Intent period exceed the intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the
Prospectus,  the sales  charges  paid will be  adjusted  to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of commissions  allowed or paid to the dealer over the amount of commissions  that apply to the actual  amount of  purchases.  The excess  commissions  returned to the  Distributor  will be used to purchase  additional shares  for the  investor's  account  at the net asset  value per share in  effect  on the date of such  purchase,  promptly  after the
Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares in escrow  for  purchases  of  shares of the Fund and other  Oppenheimer  funds by
OppenheimerFunds  prototype  401(k) plans under a Letter of Intent.  If the intended  purchase  amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of  commissions  paid to the  broker-dealer  or financial  institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor to advise the
Distributor  about the  Letter in placing  any  purchase  orders for the  investor  during  the  Letter of Intent  period.  All of such purchases must be made through the Distributor.

         |_|  Terms of Escrow That Apply to Letters of Intent.

         1.   Out of the initial  purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the  intended  purchase  amount  specified  in the  Letter  shall be held in escrow  by the  Transfer  Agent.  For example,  if the  intended  purchase  amount is $50,000,  the escrow  shall be shares  valued in the amount of $2,500  (computed at the offering  price  adjusted for a $50,000  purchase).  Any  dividends  and capital  gains  distributions  on the escrowed  shares will be credited to the investor's account.

         2.   If the total  minimum  investment  specified  under the Letter is completed  within the  thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3. If, at the end of the  thirteen-month  Letter of Intent  period the total  purchases  pursuant  to the Letter are less than the intended  purchase  amount  specified in the Letter,  the investor must remit to the  Distributor an amount equal to the difference between  the dollar  amount of sales  charges  actually  paid and the amount of sales  charges  which would have been paid if the total amount  purchased  had been made at a single  time.  That  sales  charge  adjustment  will apply to any  shares  redeemed  prior to the completion of the Letter.  If the  difference in sales charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed shares necessary to realize such  difference  in sales  charges.  Full and  fractional  shares  remaining  after such  redemption  will be released from escrow.

         If a request is received to redeem  escrowed  shares prior to the payment of such  additional  sales charge,  the sales charge will be withheld from the redemption proceeds.

         4.   By signing the Letter,  the investor  irrevocably  constitutes  and appoints the Transfer  Agent as  attorney-in-fact  to surrender for redemption any or all escrowed shares.

5.       The shares  eligible  for purchase  under the Letter (or the holding of which may be counted  toward  completion  of a Letter)
include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer  funds that were acquired  subject to a Class A initial or contingent  deferred sales charge or (2) Class B shares of one of the other
                  Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6.   Shares held in escrow  hereunder  will  automatically  be  exchanged  for shares of another  fund to which an exchange is requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset Builder Plan payments from bank accounts are subject to the redemption  restrictions  for recent purchases  described in the Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset Builder  Plans may not be used to buy shares for  OppenheimerFunds  employer-sponsored  qualified retirement  accounts.  Asset  Builder Plans also enable  shareholders  of  Oppenheimer  Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make payments from your bank account to purchase shares of the Fund,  your bank account will be debited  automatically.
Normally  the debit will be made two  business  days prior to the  investment  dates you  selected  in your  Application.  Neither  the
Distributor,  the Transfer Agent nor the Fund shall be responsible  for any delays in purchasing  shares that result from delays in ACH transmissions.

         Before you establish  Asset Builder  payments,  you should  obtain a prospectus  of the selected  fund(s) from your  financial advisor (or the Distributor)  and request an application  from the Distributor.  Complete the application and return it. You may change the amount of your Asset  Builder  payment or you can  terminate  these  automatic  investments  at any time by writing to the Transfer
Agent.  The Transfer  Agent  requires a reasonable  period  (approximately  10 days) after  receipt of your  instructions  to implement them.  The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of retirement  plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales  charge  rates,  as  described  in  Appendix  C to this  Statement  of  Additional  Information.  Certain  special  sales  charge arrangements  described in that Appendix apply to retirement  plans whose records are maintained on a daily  valuation basis by Merrill
Lynch Pierce Fenner & Smith,  Inc.  ("Merrill Lynch") or an independent  record keeper that has a contract or special  arrangement with
Merrill  Lynch.  If on the date the plan sponsor signed the Merrill Lynch record  keeping  service  agreement the plan has less than $3 million in assets (other than assets invested in money market funds) invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the Fund will have their Class B shares  converted  to Class A shares of the Fund when the Plan's  applicable  investments  reach $5 million.

Cancellation  of  Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is returned to the Fund unpaid)  causes a loss to be incurred  when the net asset value of the Fund's shares on the  cancellation  date is less than on the  purchase  date.  That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is  responsible  for that loss. If the investor fails to compensate the Fund for the loss,  the  Distributor  will do so. The Fund may reimburse the  Distributor  for that amount by redeeming  shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of  Shares.  Each  class of shares of the Fund  represents  an  interest  in the same  portfolio  of  investments  of the Fund.
However,  each class has different  shareholder  privileges and features.  The net income  attributable  to Class B, Class C or Class N shares and the dividends  payable on Class B, Class C or Class N shares will be reduced by  incremental  expenses  borne solely by that class. Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The  availability  of different  classes of shares permits an investor to choose the method of purchasing  shares that is more appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares, and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial sales  charge.  While Class B, Class C and
Class N shares have no initial sales charge,  the purpose of the deferred sales charge and  asset-based  sales charge on Class B, Class
C and Class N shares is the same as that of the initial sales charge on Class A shares - to  compensate  the  Distributor  and brokers, dealers and financial  institutions  that sell shares of the Fund. A salesperson  who is entitled to receive  compensation  from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for
Class C shares on behalf of a single investor (not including dealer "street name" or omnibus  accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

         |X|  Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of Class A shares subject to a contingent deferred sales charge as described in the Prospectus, no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer funds are added as an investment option under that plan.  Additionally, that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X|  Class B  Conversion.  Under  current  interpretations  of  applicable  federal  income  tax law by the  Internal  Revenue
Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable event for the shareholder.  If those laws or the IRS  interpretation of those laws should change, the automatic  conversion  feature may be suspended.  In that event, no further  conversions of Class B share would occur while that  suspension  remained in effect.  Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee, such exchange could  constitute a taxable event for the  shareholder,  and absent such exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X|  Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase
Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the recordkeeper or the plan sponsor for which has entered into a special agreement with the Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the Oppenheimer funds is
                  $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.
o        to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:

o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an
                  OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year
                  (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the
                  Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X|  Allocation  of  Expenses.  The Fund  pays  expenses  related  to its  daily  operations,  such as  custodian  bank  fees,
Directors'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the Fund's assets and are not paid directly by  shareholders.  However,  those expenses reduce the net asset value of shares,  and therefore are indirectly  borne by shareholders through their investment.

         The methodology for calculating the net asset value,  dividends and  distributions of the Fund's share classes  recognizes two types of expenses.  General  expenses  that do not pertain  specifically  to any one class are  allocated pro rata to the shares of all classes.  The allocation is based on the  percentage of the Fund's total assets that is  represented  by the assets of each class,  and then equally to each outstanding  share within a given class.  Such general expenses include  management fees,  legal,  bookkeeping and audit fees, printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional Information and other materials for current shareholders,  fees to unaffiliated  Directors,  custodian bank expenses,  share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly  attributable to a particular class are allocated  equally to each  outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees,  transfer and shareholder  servicing agent fees and expenses and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are  determined as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.  The  calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the  number of shares of that  class  that are  outstanding.  The  Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather  emergencies or on days falling before a U.S.  holiday).  The Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,  Presidents' Day, Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day, Labor Day,
Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the  Exchange is closed
(including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day. Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be  significantly  affected on such days when  shareholders may not purchase or redeem  shares.  Additionally,  trading on European and Asian stock  exchanges  and  over-the-counter  markets  normally is completed before the close of The New York Stock Exchange.

Changes in the values of securities  traded on foreign  exchanges or markets as a result of events that occur after the prices of those securities are  determined,  but before the close of The New York Stock  Exchange,  will not be reflected in the Fund's  calculation of its net asset values that day unless the Manager  determines  that the event is likely to effect a material  change in the value of the security.  If such determination is made, the Manager,  acting through an internal  valuation  committee will establish a valuation for such  security.  Some of the securities the Fund buys may not have readily  available  market  quotations.  For these  securities,  the
Board of Directors has authorized the Manager's  valuation  committee to establish  values for them.  All valuation  determinations  by the valuation committee are subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X|  Securities  Valuation.  The  Fund's  Board of  Directors  has  established  procedures  for the  valuation  of the Fund's securities. In general those procedures are as follows:

|_|      Equity securities traded on a U.S. securities exchange or on Nasdaq are valued as follows:

(1)      if last sale information is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price preceding the valuation  date if it is within the spread of the closing "bid" and "asked"  prices on the valuation date or, if not, at the closing "bid" price on the valuation date.

         |_|  Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1)      at the last sale price available to the pricing service approved by the Board of Directors, or
(2)      at the last sale price  obtained by the Manager from the report of the  principal  exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices  obtained from the principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

         |_|  Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued  based on the mean  between the
"bid" and "asked"  prices  determined  by a portfolio  pricing  service  approved by the Fund's  Board of  Directors or obtained by the
Manager from two active market makers in the security on the basis of reasonable inquiry.

         |_| The following  securities  are valued at the mean between the "bid" and "asked"  prices  determined  by a pricing  service approved by the Fund's  Board of Directors  or obtained by the Manager  from two active  market  makers in the security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)      non-money market debt  instruments that had a maturity of 397 days or less when issued and which have a remaining  maturity of
                  60 days or less.
         |_|  The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

(1)      money market debt securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

         |_| If the  Manager  is unable to locate two  market  makers  willing  to give  quotes,  a security  may be priced at the mean between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain  cases may be the "bid" price if no
"asked" price is available).

         In the case of U.S. government  securities,  mortgage-backed  securities,  corporate bonds and foreign government  securities, when last sale information is not generally  available,  the Manager may use pricing services  approved by the Board of Directors.  The pricing  service may use "matrix"  comparisons  to the prices for comparable  instruments on the basis of quality,  yield and maturity.
Other special factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That  monitoring may include  comparing  prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing service that the Manager has determined to be reliable are used to value foreign  currency,  including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the principal  exchange on which they are traded or on Nasdaq, as applicable,  as determined by a pricing  service  approved by the Board of Directors or by the Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading  day if it is within the spread of the  closing  "bid" and
"asked"  prices on the principal  exchange or on Nasdaq on the valuation  date. If not, the value shall be the closing bid price on the principal  exchange or on Nasdaq on the  valuation  date.  If the put,  call or future is not traded on an  exchange  or on Nasdaq,  it shall be valued by the mean between "bid" and "asked" prices  obtained by the Manager from two active market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount  equal to the premium  received is included in the Fund's  Statement  of Assets and
Liabilities as an asset. An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put written by the Fund expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters  into a closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received  was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:

         |_|  Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent  deferred  sales charge was paid, or
         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other  Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange Shares" below.  Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.  The  shareholder  must ask the Transfer Agent for that privilege  at the time of  reinvestment.  This  privilege  does not apply to Class C,  Class N or Class Y shares.  The Fund may  amend, suspend or cease offering this  reinvestment  privilege at any time as to shares redeemed after the date of such amendment,  suspension or cessation.

         Any capital gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital gains  tax  payable  on that  gain.  If  there  has  been a  capital  loss on the  redemption,  some or all of the  loss may not be tax deductible,  depending on the timing and amount of the  reinvestment.  Under the Internal  Revenue Code, if the redemption  proceeds of
Fund shares on which a sales charge was paid are  reinvested in shares of the Fund or another of the  Oppenheimer  funds within 90 days of payment of the sales  charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain  recognized  from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The  Prospectus  states that payment for shares  tendered for  redemption  is  ordinarily  made in cash.  However, under certain  circumstances,  the Board of Directors of the Fund may determine  that it would be  detrimental to the best interests of the  remaining  shareholders  of the Fund to make payment of a redemption  order wholly or partly in cash.  In that case,  the Fund may pay the redemption  proceeds in whole or in part by a distribution  "in kind" of liquid  securities  from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act.  Under that rule,  the Fund is obligated to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions in kind using the same method the Fund uses to value its portfolio securities  described  above under  "Determination  of Net Asset  Values Per  Share."  That  valuation  will be made as of the time the redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Directors  has the right to cause the  involuntary  redemption of the shares held in any account if the  aggregate  net asset  value of those  shares is less than $500 or such  lesser  amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate  net asset value of such shares has fallen below the stated minimum solely as a result of market  fluctuations.  If the Board  exercises  this right,  it may also fix the  requirements for any notice to be given to the  shareholders in question (not less than 30 days). The Board may  alternatively  set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers  the payment of sales  charges.
Therefore,  shares are not subject to the payment of a  contingent  deferred  sales  charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute  assignment,  gift or bequest,  as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are transferred,  the transferred  shares will remain subject to the contingent  deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are  transferred,  and some but not all shares in the account would be subject to a contingent  deferred  sales charge if redeemed at the time of transfer,  the priorities  described in the Prospectus  under "How to Buy
Shares" for the  imposition of the Class B, Class C or Class N contingent  deferred  sales charge will be followed in  determining  the order in which shares are transferred.

Sending  Redemption  Proceeds by Wire.  The wire of  redemption  proceeds may be delayed if the Fund's  custodian  bank is not open for business on a day when the Fund would  normally  authorize the wire to be made,  which is usually the Fund's next regular  business day following  the  redemption.  In those  circumstances,  the wire will not be  transmitted  until the next bank business day on which the
Fund is open for business.  No dividends will be paid on the proceeds of redeemed shares awaiting transfer by wire.

Distributions  From Retirement Plans.  Requests for distributions  from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)  custodial plans,
401(k) plans or pension or profit-sharing plans should be addressed to "Trustee,  OppenheimerFunds  Retirement Plans," c/o the Transfer
Agent  at its  address  listed  in "How To Sell  Shares"  in the  Prospectus  or on the  back  cover of this  Statement  of  Additional
Information.  The request must

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request  redemption of their accounts.  The plan  administrator or fiduciary must sign the request.

         Distributions  from pension and profit sharing plans are subject to special  requirements  under the Internal Revenue Code and certain  documents  (available from the Transfer  Agent) must be completed and submitted to the Transfer Agent before the  distribution may be made.  Distributions  from retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS
Form W-4P  (available  from the  Transfer  Agent)  must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the distribution may be delayed.  Unless the shareholder has provided the Transfer Agent with a certified tax  identification  number,  the
Internal Revenue Code requires thattax be  withheld  from  any  distribution  even if the  shareholder  elects  not to have tax  withheld.
The  Fund,  the  Manager,  theDistributor,  and the  Transfer  Agent assume no  responsibility  to determine  whether a  distribution satisfies  the  conditions  of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for Repurchase of Shares from Dealers and Brokers.  The Distributor is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However,  if the  Distributor  receives a repurchase  order from a dealer or broker after the close of
The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been transmitted to and received by the Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the  shares  have been  redeemed  upon the  Distributor's  receipt of the  required  redemption  documents  in proper  form.  The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and Exchange  Plans.  Investors  owning  shares of the Fund valued at $5,000 or more can  authorize the Transfer
Agent to redeem shares (having a value of at least $50)  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an
Automatic  Withdrawal  Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the  payment.  Automatic  withdrawals  of up to $1,500 per month may be  requested  by  telephone  if payments  are to be made by check payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders  having AccountLink  privileges (see "How To Buy Shares") may arrange to
have  Automatic   Withdrawal  Plan  payments   transferred  to  the  bank  account   designated  on  the  Account   Application  or  by
signature-guaranteed  instructions sent to the Transfer Agent.  Shares are normally  redeemed pursuant to an Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund  cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on Class A share  purchases, shareholders should not make regular additional Class A share purchases while  participating in an Automatic  Withdrawal Plan. Class B,
Class C and Class N  shareholders  should not  establish  automatic  withdrawal  plans,  because  of the  potential  imposition  of the contingent  deferred sales charge on such  withdrawals  (except where the Class B, Class C or Class N contingent  deferred sales charge is waived as described in Appendix C to this Statement of Additional Information).

         By requesting an Automatic  Withdrawal or Exchange Plan,  the  shareholder  agrees to the terms and  conditions  that apply to such plans, as stated below.  These provisions may be amended from time to time by the Fund and/or the Distributor.

 When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined  amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange  Plan.  The minimum  amount that may be  exchanged  to each other fund account is $25.  Instructions should be provided on the  OppenheimerFunds  Application  or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to  exchanges  as set forth in "How to Exchange  Shares" in the  Prospectus  and below in this
Statement of Additional Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary to meet  withdrawal  payments.  Shares  acquired without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge,  to the extent necessary to make withdrawal  payments.  Depending upon the amount  withdrawn,  the investor's  principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's  Automatic  Withdrawal  Plan  as  agent  for the  shareholder(s)  (the
"Planholder") who executed the Plan  authorization and application  submitted to the Transfer Agent.  Neither the Fund nor the Transfer
Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer Agent in good faith to administer the Plan.  Share  certificates  will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the  Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the  certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund, which  will be done at net  asset  value  without  a sales  charge.  Dividends  on shares  held in the  account  may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset  value per share  determined  on the  redemption  date.
Checks or AccountLink  payments  representing the proceeds of Plan  withdrawals will normally be transmitted  three business days prior to the date selected for receipt of the payment,  according to the choice  specified in writing by the  Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The  amount and the  interval  of  disbursement  payments  and the  address  to which  checks are to be mailed or  AccountLink payments are to be sent may be changed at any time by the  Planholder by writing to the Transfer  Agent.  The  Planholder  should allow at least two weeks' time after mailing such  notification  for the requested  change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the
Planholder.

         The Planholder  may terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give  directions to the
Transfer  Agent to terminate a Plan.  The Transfer  Agent will also  terminate a Plan upon its receipt of evidence  satisfactory  to it that the Planholder has died or is legally  incapacitated.  Upon  termination of a Plan by the Transfer Agent or the Fund,  shares that have  not  been  redeemed  will be  held in  uncertificated  form  in the  name of the  Planholder.  The  account  will  continue  as a dividend-reinvestment,  uncertificated  account  unless and until proper  instructions  are received  from the  Planholder,  his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt,  the  Planholder  may request  issuance of a portion of the shares in certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However,  should such uncertificated  shares become exhausted,
Plan withdrawals will terminate.

         If the Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have  appointed  any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.

o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market Fund, Inc., Centennial
     Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust, Centennial New York Tax Exempt Trust, Centennial
     California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.

o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.

o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.

o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except Class A shares of
     Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market Fund, Inc.,
     Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.

o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market
     Fund or Class A shares of Oppenheimer Cash Reserves.  Shares of Oppenheimer Senior Floating Rate Fund may only be sold or exchanged in a quarterly repurchase offer.  If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other
     Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior
     Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior
     Floating Rate Fund if they are repurchased before the expiration of the holding period.

o        Class o  A, Class B, Class C, Class N and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index Fund and
     Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund offered by the
Distributor.  Shares of any money  market fund  purchased  without a sales  charge may be  exchanged  for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase  shares of  Oppenheimer  funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer  Money Market Fund, Inc.  purchased with the redemption  proceeds of shares of other mutual funds (other than funds  managed by the  Manager or its  subsidiaries)  redeemed  within the 30 days  prior to that  purchase  may  subsequently  be exchanged for shares of other Oppenheimer  funds without being subject to an initial sales charge or contingent  deferred sales charge.
To qualify for that privilege,  the investor or the investor's  dealer must notify the Distributor of eligibility for this privilege at the time the shares of  Oppenheimer  Money Market Fund,  Inc. are  purchased.  If requested,  they must supply proof of  entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or terminate  the exchange  privilege at any time.  Although the Fund may impose these changes at any time,  it will provide you with notice of those changes  whenever it is required to do so by applicable  law. It may be required to provide 60 days notice  prior to  materially  amending or  terminating  the exchange  privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X| How Exchanges Affect  Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares  acquired by exchange of
Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent  deferred  sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the  exchanged  Class A shares,  the Class A  contingent  deferred sales charge is imposed on the redeemed shares.  The Class B contingent  deferred sales charge is imposed on Class B shares acquired by exchange  if they are  redeemed  within 6 years of the  initial  purchase  of the  exchanged  Class B shares.  The  Class C  contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged  Class C shares.  The Class N contingent  deferred  sales charge is imposed on Class N shares  acquired by exchange if they are redeemed within eighteen (18) months of the initial purchase of the exchanged Class N shares.

         When Class B, Class C or Class N shares are redeemed to effect an exchange,  the  priorities  described in "How To Buy Shares"
in the Prospectus  for the  imposition of the Class B, the Class C or the Class N contingent  deferred sales charge will be followed in determining  the order in which the shares are  exchanged.  Before  exchanging  shares,  shareholders  should take into account how the exchange may affect any  contingent  deferred  sales charge that might be imposed in the  subsequent  redemption  of remaining  shares.
Shareholders owning shares of more than one Class must specify which class of shares they wish to exchange.

         |X| Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written  exchange  requests submitted in bulk by anyone on behalf of more than one  account.  The Fund may accept  requests for  exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X| Telephone  Exchange  Requests.  When exchanging  shares by telephone,  a shareholder  must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the investors must obtain a Prospectus of that fund before the exchange  request may be  submitted.  If all  telephone  lines  are  busy  (which  might  occur,  for  example,  during  periods  of  substantial  market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be  exchanged  are redeemed on the regular  business  day the  Transfer  Agent receives an exchange  request in proper form (the  "Redemption  Date").  Normally,  shares of the fund to be acquired are  purchased on the  Redemption  Date,  but such  purchases may be delayed by either fund up to five  business  days if it determines  that it would be disadvantaged  by an immediate  transfer of the redemption  proceeds.  The Fund reserves the right,  in its  discretion,  to refuse any exchange request that may disadvantage it. For example,  if the receipt of multiple  exchange  requests from a dealer might require the disposition  of  portfolio  securities  at a time or at a price  that  might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by telephone,  any special account features such as Asset Builder Plans and
Automatic  Withdrawal  Plans will be switched to the new account unless the Transfer Agent is instructed  otherwise.  When you exchange some or all of your  shares  from  one fund to  another,  any  special  account  feature  such as an Asset  Builder  Plan or  Automatic
Withdrawal Plan, will be switched to the new fund account unless you tell the Transfer Agent no to do so.

         In  connection  with any  exchange  request,  the  number of shares  exchanged  may be less than the number  requested  if the exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the  Prospectus  or this  Statement  of
Additional  Information,  or would  include  shares  covered by a share  certificate  that is not tendered  with the request.  In those cases, only the shares available for exchange without restriction will be exchanged.

         The  different  Oppenheimer  funds  available  for exchange  have  different  investment  objectives,  policies  and risks.  A shareholder  should assure that the fund selected is appropriate for his or her investment and should be aware of the tax  consequences of an exchange.  For federal  income tax  purposes,  an exchange  transaction  is treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege," above,  discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. The Fund, the Distributor,  and the Transfer Agent are unable to provide  investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund does not attempt to pay dividends at a fixed  dividend rate for any class of shares.  There can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and  distributions  paid by a class of shares will vary from time to time  depending on market  conditions,  the  composition of the Fund's  portfolio,  and expenses borne by the Fund or borne  separately by a class.  Dividends are calculated in the same manner,  at the same time, and on the same day for each class of shares.  However,  dividends on Class B, Class C and Class N shares are expected to be lower than  dividends on Class
A and Class Y shares.  That is because  of the effect of the  asset-based  sales  charge on Class B, Class C and Class N shares.  Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends,  distributions  and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the U.S. Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market Fund, Inc.  Reinvestment  will be made as  promptly  as  possible  after the return of such  checks to the  Transfer  Agent,  to enable the  investor to earn a return on otherwise  idle funds.  Unclaimed  accounts may be subject to state  escheatment  laws, and the Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends,  Distributions  and Redemptions of Shares.  The federal tax treatment of the Fund's  dividends and capital gains  distributions  is briefly  highlighted  in the  Prospectus.  The following is only a summary of certain  additional  tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus  and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations  may be changed by legislative,  judicial, or administrative  action,  sometimes with retroactive  effect.  State and local tax treatment of ordinary income dividends and capital gain dividends from  regulated  investment  companies may differ from the treatment  under the Internal  Revenue Code described  below.
Potential  purchasers  of  shares  of the Fund are urged to  consult  their  tax  advisers  with  specific  reference  to their own tax circumstances as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification  as a Regulated  Investment  Company.  The Fund has elected to be taxed as a regulated  investment  company under  Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated  investment  company,  the Fund is not subject to federal  income tax on the portion of its  investment  company  taxable income (that is,  taxable  interest,  dividends,  other taxable ordinary  income net of expenses,  and net  short-term  capital gain in excess of long-term  capital  loss) and capital gain net income
(that is, the excess of net long-term  capital gains over net short-term  capital  losses) that it distributes  to  shareholders.  That qualification  enables the Fund to "pass through" its income and realized  capital gains to  shareholders  without having to pay tax on them.  This avoids a "double tax" on that income and capital  gains,  since  shareholders  normally  will be taxed on the dividends and capital gains they receive from the Fund (unless  their Fund shares are held in a retirement  account or the  shareholder  is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to  qualification  that the Fund might not meet in a  particular  year.  If it did not  qualify as a regulated  investment  company,  the Fund would be treated for tax  purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income
(in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year.
The Fund must also satisfy certain other requirements of the Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue Code, by December 31 each year, the Fund must  distribute  98% of its taxable  investment  income earned from January 1 through  December 31 of that year and 98% of its capital gains  realized in the period from  November 1 of the prior year through  October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated  that the Fund will meet those  requirements.  To meet this  requirement,  in certain  circumstances  the Fund  might be  required  to  liquidate  portfolio  investments  to make  sufficient distributions  to avoid excise tax  liability.  However,  the Board of Directors and the Manager might  determine in a particular  year that it would be in the best interests of shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise tax on the  undistributed  amounts.  That would reduce the amount of income or capital gains  available for  distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the
Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions by the Fund will be treated in the manner described above  regardless of whether the  distributions  are paid in cash or  reinvested  in  additional  shares of the Fund (or of another  fund).  Shareholders  receiving a  distribution  in the form of additional  shares will be treated as receiving a  distribution  in an amount  equal to the fair market  value of the shares  received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares, the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.
However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal
Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

Dividend  Reinvestment  in  Another  Fund.  Shareholders  of the  Fund  may  elect to  reinvest  all  dividends  and/or  capital  gains distributions in shares of the same class of any of the other Oppenheimer  funds listed above.  Reinvestment will be made without sales charge at the net asset  value per share in effect at the close of business on the payable  date of the  dividend or  distribution.  To elect this option,  the  shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends  and/or  distributions  from shares of certain other  Oppenheimer  funds (other than  Oppenheimer Cash
Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The  Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales agreement with  OppenheimerFunds  Distributor,  Inc.,  a subsidiary  of the Manager that acts as the Fund's  Distributor.  The  Distributor  also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the Manager.  It is  responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying  dividends and  distributions  to shareholders.  It also handles shareholder  servicing and administrative  functions.  It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder  servicing agent for the other Oppenheimer funds.  Shareholders  should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  The Bank of New York is the custodian of the Fund's  assets.  The  custodian's  responsibilities  include  safeguarding and  controlling  the Fund's  portfolio  securities  and handling the delivery of such  securities to and from the Fund. It will be the practice of the Fund to deal with the custodian bank in a manner  uninfluenced by any banking  relationship the custodian bank may have with the Manager and its  affiliates.  The Fund's cash  balances  with the custodian in excess of $100,000 are not protected by Federal deposit insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors.  Deloitte & Touche LLP are the independent  auditors of the Fund. They audit the Fund's financial statements and perform  other  related  audit  services.  They also act as auditors for the Manager and certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

================================================================================
THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
OPPENHEIMER TOTAL RETURN FUND, INC.:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Total Return Fund, Inc., including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the
Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Total Return Fund, Inc. as of December 31, 2001, the
results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP
--------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
January 23, 2002

STATEMENT OF INVESTMENTS       December 31, 2001
-------------------------------------------------------------------------------

MARKET VALUE
                                                             SHARES     SEE NOTE 1
==================================================================================

 COMMON STOCKS--79.2%
----------------------------------------------------------------------------------
 BASIC MATERIALS--1.6%

----------------------------------------------------------------------------------
 METALS--0.4%
 ALCOA, Inc.                                                389,000   $ 13,828,950
----------------------------------------------------------------------------------
 PAPER--1.2%
 Sappi Ltd., Sponsored ADR(1)                             4,091,400     41,936,850
----------------------------------------------------------------------------------
 CAPITAL GOODS--16.5%
----------------------------------------------------------------------------------
 AEROSPACE/DEFENSE--5.3%
 Boeing Co.                                                 319,700     12,397,966
----------------------------------------------------------------------------------
 Lockheed Martin Corp.                                    1,976,100     92,224,587
----------------------------------------------------------------------------------
 Raytheon Co.                                             2,328,700     75,612,889
                                                                      ------------
                                                                       180,235,442

----------------------------------------------------------------------------------
 INDUSTRIAL SERVICES--2.7%
 Republic Services, Inc.(1)                               1,714,500     34,238,565
----------------------------------------------------------------------------------
 Waste Management, Inc.                                   1,755,200     56,008,432
                                                                      ------------
                                                                        90,246,997

----------------------------------------------------------------------------------
 MANUFACTURING--8.5%
 Caterpillar, Inc.                                        1,194,800     62,428,300
----------------------------------------------------------------------------------
 Titan Corp. (The)(1)                                     2,653,800     66,212,310
----------------------------------------------------------------------------------
 Tyco International Ltd.                                  2,700,000    159,030,000
                                                                      ------------
                                                                       287,670,610

----------------------------------------------------------------------------------
 COMMUNICATION SERVICES--5.0%

----------------------------------------------------------------------------------
 TELECOMMUNICATIONS: LONG DISTANCE--4.0%
 AT&T Corp.                                           3,956,500     71,770,910
----------------------------------------------------------------------------------
 Qwest Communications International, Inc.                 2,081,400     29,410,182
----------------------------------------------------------------------------------
 Verizon Communications, Inc.                               717,000     34,028,820
                                                                      ------------
                                                                       135,209,912

----------------------------------------------------------------------------------
 TELECOMMUNICATIONS: WIRELESS--1.0%
 Leap Wireless International, Inc.(1)                       835,200     17,514,144
----------------------------------------------------------------------------------
 Vodafone Group plc, Sponsored ADR                          622,579     15,987,829
                                                                      ------------
                                                                        33,501,973

----------------------------------------------------------------------------------
 CONSUMER CYCLICALS--8.1%
----------------------------------------------------------------------------------
 AUTOS & HOUSING--0.5%
 Delphi Automotive Systems Corp.                          1,300,000     17,758,000
----------------------------------------------------------------------------------
 CONSUMER SERVICES--2.6%
 Cendant Corp.(1)                                         3,204,800     62,846,128
----------------------------------------------------------------------------------
 Moody's Corp.                                              600,000     23,916,000
                                                                      ------------
                                                                        86,762,128

                   12 | OPPENHEIMER TOTAL RETURN FUND, INC.

                                                                      MARKET VALUE
                                                             SHARES     SEE NOTE 1
----------------------------------------------------------------------------------

 RETAIL: GENERAL--3.7%
 Family Dollar Stores, Inc.                                 600,000   $ 17,988,000
----------------------------------------------------------------------------------
 Kohl's Corp.(1)                                          1,533,500    108,019,740
                                                                      ------------
                                                                       126,007,740

----------------------------------------------------------------------------------
 RETAIL: SPECIALTY--1.3%
 Bed Bath & Beyond, Inc.(1)                                 700,000     23,730,000
----------------------------------------------------------------------------------
 BJ's Wholesale Club, Inc.(1)                               425,000     18,742,500
                                                                      ------------
                                                                        42,472,500

----------------------------------------------------------------------------------
 CONSUMER STAPLES--4.6%
----------------------------------------------------------------------------------
 BROADCASTING--2.3%
 Comcast Corp., Cl. A Special                               850,000     30,600,000
----------------------------------------------------------------------------------
 Fox Entertainment Group, Inc., A Shares(1)               1,737,800     46,103,834
                                                                      ------------
                                                                        76,703,834

----------------------------------------------------------------------------------
 ENTERTAINMENT--1.1%
 News Corp. Ltd. (The), Sponsored ADR, Preference         1,375,400     36,393,084
----------------------------------------------------------------------------------
 FOOD--0.3%
 General Mills, Inc.                                        200,000     10,402,000
----------------------------------------------------------------------------------
 TOBACCO--0.9%
 Philip Morris Cos., Inc.                                   700,000     32,095,000
----------------------------------------------------------------------------------
 ENERGY--1.5%
----------------------------------------------------------------------------------
 ENERGY SERVICES--1.1%
 Noble Drilling Corp.(1)                                  1,080,100     36,766,604
----------------------------------------------------------------------------------
 OIL: INTERNATIONAL--0.4%
 BP plc, ADR                                                255,400     11,878,654
----------------------------------------------------------------------------------
 FINANCIAL--18.4%
----------------------------------------------------------------------------------
 BANKS--0.5%
 J.P. Morgan Chase & Co.                                    450,000     16,357,500
----------------------------------------------------------------------------------
 DIVERSIFIED FINANCIAL--14.2%
 AMBAC Financial Group, Inc.                                150,000      8,679,000
----------------------------------------------------------------------------------
 Citigroup, Inc.                                          1,466,666     74,037,299
----------------------------------------------------------------------------------
 Concord EFS, Inc.(1)                                     1,140,000     37,369,200
----------------------------------------------------------------------------------
 Franklin Resources, Inc.                                   720,000     25,394,400
----------------------------------------------------------------------------------
 Freddie Mac                                              2,892,700    189,182,580
----------------------------------------------------------------------------------
 Merrill Lynch & Co., Inc.                              509,700     26,565,564
----------------------------------------------------------------------------------
 USA Education, Inc.                                      1,404,700    118,022,894
                                                                      ------------
                                                                       479,250,937

                   13 | OPPENHEIMER TOTAL RETURN FUND, INC.

STATEMENT OF INVESTMENTS             Continued
-------------------------------------------------------------------------------

                                                                      MARKET VALUE
                                                             SHARES     SEE NOTE 1
----------------------------------------------------------------------------------

 INSURANCE--3.7%
 Aetna, Inc.                                                647,100   $ 21,347,829
----------------------------------------------------------------------------------
 Allstate Corp.                                             754,700     25,433,390
----------------------------------------------------------------------------------
 Cigna Corp.                                                529,200     49,030,380
----------------------------------------------------------------------------------
 MBIA, Inc.                                                 450,000     24,133,500
----------------------------------------------------------------------------------
 XL Capital Ltd., Cl. A                                      50,000      4,568,000
                                                                      ------------
                                                                       124,513,099

----------------------------------------------------------------------------------
 HEALTHCARE--11.1%
----------------------------------------------------------------------------------
 HEALTHCARE/DRUGS--4.0%
 American Home Products Corp.                               300,000     18,408,000
----------------------------------------------------------------------------------
 Bristol-Myers Squibb Co.                                   664,800     33,904,800
----------------------------------------------------------------------------------
 Johnson & Johnson                                    1,200,000     70,920,000
----------------------------------------------------------------------------------
 Pharmacia Corp.                                            280,800     11,976,120
----------------------------------------------------------------------------------
 Zimmer Holdings, Inc.(1)                                    20,000        610,800
                                                                      ------------
                                                                       135,819,720

----------------------------------------------------------------------------------
 HEALTHCARE/SUPPLIES & SERVICES--7.1%
 Baxter International, Inc.                               1,050,000     56,311,500
----------------------------------------------------------------------------------
 Biomet, Inc.                                             1,450,000     44,805,000
----------------------------------------------------------------------------------
 Cardinal Health, Inc.                                    1,275,000     82,441,500
----------------------------------------------------------------------------------
 Lincare Holdings, Inc.(1)                                  300,000      8,595,000
----------------------------------------------------------------------------------
 Stryker Corp.(1)                                           832,500     48,593,025
                                                                      ------------
                                                                       240,746,025

----------------------------------------------------------------------------------
 TECHNOLOGY--9.1%
----------------------------------------------------------------------------------
 COMPUTER HARDWARE--2.6%
 Lexmark International, Inc., Cl. A(1)                    1,100,100     64,905,900
----------------------------------------------------------------------------------
 Pinnacle Systems, Inc.(1)                                  326,800      2,594,792
----------------------------------------------------------------------------------
 SanDisk Corp.(1)                                         1,344,100     19,355,040
                                                                      ------------
                                                                        86,855,732

----------------------------------------------------------------------------------
 COMPUTER SERVICES--1.8%
 First Data Corp.                                           780,000     61,191,000
----------------------------------------------------------------------------------
 COMPUTER SOFTWARE--1.6%
 Microsoft Corp.(1)                                         800,000     53,000,000
----------------------------------------------------------------------------------
 COMMUNICATIONS EQUIPMENT--1.5%
 Lucent Technologies, Inc.                                7,905,300     49,724,337
----------------------------------------------------------------------------------
 ELECTRONICS--1.6%
 LSI Logic Corp.(1)                                         173,200      2,733,096
----------------------------------------------------------------------------------
 Micron Technology, Inc.(1)                               1,707,100     52,920,100
                                                                      ------------
                                                                        55,653,196

                   14 | OPPENHEIMER TOTAL RETURN FUND, INC.

                                                                         MARKET VALUE
                                                             SHARES        SEE NOTE 1
-------------------------------------------------------------------------------------

 UTILITIES--3.3%
-------------------------------------------------------------------------------------
 ELECTRIC UTILITIES--2.7%
 Dominion Resources, Inc.                                 1,131,900     $  68,027,190
-------------------------------------------------------------------------------------
 Duke Energy Corp.                                          257,200        10,097,672
-------------------------------------------------------------------------------------
 Exelon Corp.                                               262,500        12,568,500
                                                                        -------------
                                                                           90,693,362

-------------------------------------------------------------------------------------
 GAS UTILITIES--0.6%
 El Paso Corp.                                              492,000        21,948,120
                                                                        -------------
 Total Common Stocks (Cost $2,147,337,616)                              2,675,623,306

=====================================================================================
 PREFERRED STOCKS--0.4%

 Sprint Corp., Equity Units [each equity
 unit consists of units referred to as
 corporate units which consist of $25
 principal amount of Sprint Capital
 Corp., 6% sr. nts., 8/17/06 and a
 purchase contract to purchase Sprint
 Corp. (PCS Group) common stock](2)
 (Cost $14,577,500)                                         583,100        14,816,571

=====================================================================================
 OTHER SECURITIES--0.5%

 Nasdaq-100 Unit Investment Trust(1) (Cost $16,625,743)     475,900        18,517,269

                                                              UNITS
=====================================================================================
 RIGHTS, WARRANTS AND CERTIFICATES--0.0%

 Per-Se Technologies, Inc. Wts., Exp. 2/23/10(1,3) (Cost $0)  2,204                --

                                                          PRINCIPAL
                                                             AMOUNT
=====================================================================================
 U.S. GOVERNMENT OBLIGATIONS--5.4%

 U.S. Treasury Bonds:
 6.625%, 2/15/27                                       $ 25,675,000        28,618,613
 STRIPS, 6.17%, 2/15/20(4)                              100,000,000        33,716,800
 STRIPS, 6.51%, 8/15/19(4)                              100,000,000        34,684,100
 STRIPS, 6.92%, 11/15/18(4)                              54,000,000        19,624,896
-------------------------------------------------------------------------------------

 U.S. Treasury Nts.:
 6.25%, 2/15/07                                          31,200,000        33,720,399
 6.625%, 3/31/02                                         30,050,000        30,419,765
                                                                       --------------
 Total U.S. Government Obligations (Cost $168,043,442)                    180,784,573

=====================================================================================
 CONVERTIBLE CORPORATE BONDS AND NOTES--0.9%

 Tyco International Ltd., Zero Coupon Cv. Sr.
 Unsec. Unsub. Liquid Yield Option Nts.:
 1.28%, 11/17/20(4)                                       3,000,000         2,325,000
 1.43%, 11/17/20(4,5)                                    35,500,000        27,512,500
                                                                       --------------
 Total Convertible Corporate Bonds and
 Notes (Cost $29,483,079)                                                  29,837,500

                   15 | OPPENHEIMER TOTAL RETURN FUND, INC.

STATEMENT OF INVESTMENTS           Continued
-------------------------------------------------------------------------------

                                                          PRINCIPAL      MARKET VALUE
                                                             AMOUNT        SEE NOTE 1
=====================================================================================

 SHORT-TERM NOTES--9.5%

 Breeds Hill Capital Co. LLC, Series A, 1.92%, 1/22/02 $ 62,893,000      $ 62,822,352
-------------------------------------------------------------------------------------
 Charta Corp.:
 1.91%, 2/5/02                                           30,000,000        29,944,292
 1.97%, 1/3/02                                           25,000,000        24,997,264
 2.38%, 1/8/02                                           20,000,000        19,991,872
-------------------------------------------------------------------------------------
 Countrywide Home Loans, 2%, 1/18/02                     50,000,000        49,952,778
-------------------------------------------------------------------------------------
 Delaware Funding Corp., 1.95%, 1/9/02                   35,000,000        34,984,833
-------------------------------------------------------------------------------------
 New Center Asset Trust, 2.01%, 1/11/02                  25,000,000        24,986,042
-------------------------------------------------------------------------------------
 Old Line Funding Corp., 2.06%, 1/3/02                   45,429,000        45,423,801
-------------------------------------------------------------------------------------
 Park Avenue Receivables Corp., 1.90%, 1/15/02           26,116,000        26,096,703
                                                                         ------------
 Total Short-Term Notes (Cost $319,199,937)                               319,199,937

=====================================================================================
 REPURCHASE AGREEMENTS--3.9%

 Repurchase agreement with Banque
 Nationale De Paris, 1.65%, dated
 12/31/01, to be repurchased at
 $130,697,980 on 1/2/02,
 collateralized by U.S. Treasury Bonds,
 6.125%-10.625%, 8/15/15-8/15/29, with
 a value of $121,950,044 and U.S.
 Treasury Nts., 5.50%-6.375%,
 6/30/02-1/31/03, with a value of
 $11,812,858 (Cost $130,686,000)                        130,686,000       130,686,000
-------------------------------------------------------------------------------------
 TOTAL INVESTMENTS, AT VALUE (COST
 $2,825,953,317)                                               99.8%    3,369,465,156
-------------------------------------------------------------------------------------
 OTHER ASSETS NET OF LIABILITIES                                0.2         7,894,046
                                                              -----------------------
 NET ASSETS                                                   100.0%   $3,377,359,202
                                                              =======================

FOOTNOTES TO STATEMENT OF INVESTMENTS

1. Non-income-producing security.
2. Units may be comprised of several components, such as debt and equity and/or warrants to purchase equity at some point in the future. For units which represent debt securities, principal amount disclosed represents total underlying principal.
3. Identifies issues considered to be illiquid--See Note 6 of Notes to
Financial Statements.
4. Zero coupon bond reflects the effective yield on the date of purchase.
5. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Directors. These securities amount to $27,512,500 or 0.81% of the Fund's net assets as of December 31, 2001.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   16 | OPPENHEIMER TOTAL RETURN FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES  December 31, 2001

===============================================================================================
ASSETS

Investments, at value (cost $2,825,953,317)--see accompanying statement        $ 3,369,465,156
-----------------------------------------------------------------------------------------------
Cash                                                                                   598,063
-----------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold                                                                    13,045,170
Interest and dividends                                                               4,461,672
Shares of capital stock sold                                                         2,018,848
Other                                                                                   34,210
                                                                               ----------------
Total assets                                                                     3,389,623,119

===============================================================================================
LIABILITIES

Payables and other liabilities:
Shares of capital stock redeemed                                                     4,926,183
Investments purchased                                                                4,888,420
Distribution and service plan fees                                                   1,748,860
Shareholder reports                                                                    651,894
Transfer and shareholder servicing agent fees                                            2,016
Directors' compensation                                                                  1,609
Other                                                                                   44,935
                                                                               ----------------
Total liabilities                                                                   12,263,917

===============================================================================================
NET ASSETS                                                                     $ 3,377,359,202
                                                                               ================

===============================================================================================
COMPOSITION OF NET ASSETS
-----------------------------------------------------------------------------------------------
Par value of shares of capital stock                                           $    32,543,910
-----------------------------------------------------------------------------------------------
Additional paid-in capital                                                       2,834,597,130
-----------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments
and foreign currency transactions                                                  (33,293,677)
-----------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                          543,511,839
                                                                               ----------------
NET ASSETS                                                                     $ 3,377,359,202
                                                                               ================

                    17 | OPPENHEIMER TOTAL RETURN FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES   Continued
-------------------------------------------------------------------------------

==============================================================================================
 NET ASSET VALUE PER SHARE

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $2,665,613,500 and 256,380,336 shares of capital stock outstanding)                    $10.40
 Maximum offering price per share (net asset value plus sales charge of 5.75% of
 offering price)                                                                        $11.03
----------------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $570,714,620 and 55,415,341 shares of capital stock outstanding)                       $10.30
----------------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $90,440,450 and 8,777,318 shares of capital stock outstanding)                         $10.30
----------------------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $1,367,975
 and 132,039 shares of capital stock outstanding)                                       $10.36
----------------------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share (based on net
 assets of $49,222,657 and 4,734,063 shares of capital stock outstanding)               $10.40

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   18 | OPPENHEIMER TOTAL RETURN FUND, INC.

STATEMENT OF OPERATIONS  For the Year Ended December 31, 2001
-------------------------------------------------------------------------------

===================================================================================
 INVESTMENT INCOME
 Dividends (net of foreign withholding taxes of $70,802)             $  28,781,243
-----------------------------------------------------------------------------------
 Interest                                                               28,130,153
                                                                     --------------
 Total income                                                           56,911,396

===================================================================================
 EXPENSES

 Management fees                                                        19,035,604
-----------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                                 5,874,198
 Class B                                                                 6,589,597
 Class C                                                                   981,520
 Class N                                                                     2,468
-----------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A                                                                 3,483,497
 Class B                                                                   791,333
 Class C                                                                   119,611
 Class N                                                                       820
 Class Y                                                                   113,566
-----------------------------------------------------------------------------------
 Shareholder reports                                                     1,199,673
-----------------------------------------------------------------------------------
 Custodian fees and expenses                                                53,304
-----------------------------------------------------------------------------------
 Directors' compensation                                                    34,070
-----------------------------------------------------------------------------------
 Other                                                                     379,483
                                                                     --------------
 Total expenses                                                         38,658,744
 Less reduction to  custodian expenses                                     (39,745)
 Less voluntary waiver of transfer and shareholder
 servicing agent fees--Class Y                                             (17,816)
                                                                     --------------
 Net expenses                                                           38,601,183

===================================================================================
 NET INVESTMENT INCOME                                                  18,310,213

===================================================================================
 REALIZED AND UNREALIZED GAIN (LOSS)
 Net realized gain (loss) on:
 Investments                                                           (29,939,805)
 Foreign currency transactions                                            (303,549)
                                                                     --------------
 Net realized gain (loss)                                              (30,243,354)

-----------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on investments  (428,414,948)
                                                                     --------------
 Net realized and unrealized gain (loss)                              (458,658,302)

===================================================================================
 NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                $(440,348,089)
                                                                     --------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   19 | OPPENHEIMER TOTAL RETURN FUND, INC.

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED DECEMBER 31,                                     2001               2000
=======================================================================================

 OPERATIONS
 Net investment income (loss)                         $   18,310,213    $   44,265,063
---------------------------------------------------------------------------------------
 Net realized gain (loss)                                (30,243,354)      201,493,747
---------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)   (428,414,948)     (499,499,123)
                                                      ---------------------------------
 Net increase (decrease) in net
 assets resulting from operations                       (440,348,089)     (253,740,313)

=======================================================================================
 DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS

 Dividends from net investment income:
 Class A                                                 (26,633,769)      (38,745,036)
 Class B                                                    (454,728)       (2,237,780)
 Class C                                                    (134,455)         (384,905)
 Class N                                                     (14,619)               --
 Class Y                                                    (559,748)         (760,857)
---------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A                                                 (10,525,742)     (160,994,379)
 Class B                                                  (2,290,986)      (41,193,590)
 Class C                                                    (361,434)       (5,319,033)
 Class N                                                      (5,226)               --
 Class Y                                                    (191,858)       (2,808,984)

=======================================================================================
 CAPITAL STOCK TRANSACTIONS

 Net increase (decrease) in net assets
 resulting from capital stock transactions:
 Class A                                                (123,242,709)      401,342,499
 Class B                                                (140,382,969)     (265,112,323)
 Class C                                                  (4,858,928)       47,057,472
 Class N                                                   1,362,136                --
 Class Y                                                     332,876        10,799,844

=======================================================================================
 NET ASSETS

 Total decrease                                         (748,310,248)     (312,097,385)
---------------------------------------------------------------------------------------
 Beginning of period                                   4,125,669,450     4,437,766,835
                                                      ---------------------------------
 End of period [including undistributed
 (overdistributed) net investment income
 of $8,845,974 for the year ended December
 31, 2000]                                            $3,377,359,202    $4,125,669,450
                                                      =================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   20 | OPPENHEIMER TOTAL RETURN FUND, INC.

FINANCIAL HIGHLIGHTS

CLASS A                 YEAR ENDED DECEMBER 31,                   2001          2000           1999
1998            1997
====================================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                           $ 11.78       $ 13.25        $ 12.23      $
11.00         $ 9.77
------------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                              .08           .15            .14
..16            .16
 Net realized and unrealized gain (loss)                          (1.31)         (.84)          2.01
2.09           2.49

--------------------------------------------------------------------
 Total income (loss) from
 investment operations                                            (1.23)         (.69)          2.15
2.25           2.65
------------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                              (.11)         (.15)          (.12)
(.15)          (.14)
 Distributions from net realized gain                              (.04)         (.63)         (1.01)
(.87)         (1.28)

--------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                                   (.15)         (.78)         (1.13)
(1.02)         (1.42)
------------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                              $    10.40    $    11.78     $    13.25   $
12.23     $    11.00

====================================================================

====================================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(1)                             (10.43)%       (5.62)%        18.34%
21.16%         27.39%

====================================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)                    $2,665,614    $3,161,399     $3,157,204
$2,594,324     $2,237,603
------------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                           $2,847,999    $3,382,139     $2,756,760
$2,387,815     $2,045,166
------------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                             0.66%         1.17%          1.12%
1.31%          1.43%
 Expenses                                                          0.90%         0.87%          0.87%
0.86%(3)       0.89%(3)
------------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                            116%           61%            34%
38%            92%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period.
Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   21 | OPPENHEIMER TOTAL RETURN FUND, INC.

FINANCIAL HIGHLIGHTS Continued

CLASS B     YEAR ENDED DECEMBER 31,                       2001       2000         1999        1998           1997
====================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                  $  11.65   $  13.10   $    12.10    $    10.89     $   9.70
--------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                              (.01)       .05          .04           .06          .07
 Net realized and unrealized gain (loss)                  (1.29)      (.84)        1.98          2.08         2.45

-------------------------------------------------------------
 Total income (loss) from
 investment operations                                    (1.30)      (.79)        2.02          2.14         2.52
--------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                      (.01)      (.03)        (.01)         (.06)
(.05)
 Distributions from net realized gain                      (.04)      (.63)       (1.01)         (.87)
(1.28)

-------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                           (.05)      (.66)       (1.02)         (.93)
(1.33)
--------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                        $  10.30   $  11.65   $    13.10    $    12.10     $  10.89

=============================================================

====================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(1)                     (11.15)%    (6.36)%      17.37%        20.25%
26.17%

====================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)              $570,715   $800,063   $1,152,235    $1,201,741     $986,713
--------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                     $658,336   $964,967   $1,196,118    $1,080,395     $877,911
--------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income (loss)                             (0.13)%     0.37%        0.32%         0.50%      0.62%
 Expenses                                                  1.69%      1.66%        1.67%         1.67%(3)
1.71%(3)
--------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                    116%        61%          34%           38%        92%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period.
Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   22 | OPPENHEIMER TOTAL RETURN FUND, INC.

CLASS C   YEAR ENDED DECEMBER 31,                2001      2000      1999      1998         1997
====================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period          $ 11.67   $ 13.13   $ 12.13   $ 10.92      $ 9.72
----------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                     (.01)      .04       .04       .06         .07
 Net realized and unrealized gain (loss)         (1.30)     (.82)     1.98      2.08        2.46
                                              ------------------------------------------------------
 Total income (loss) from
 investment operations                           (1.31)     (.78)     2.02      2.14        2.53
----------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income             (.02)     (.05)     (.02)     (.06)       (.05)
 Distributions from net realized gain             (.04)     (.63)    (1.00)     (.87)      (1.28)
                                              ------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                  (.06)     (.68)    (1.02)     (.93)      (1.33)
----------------------------------------------------------------------------------------------------
 Net asset value, end of period                $ 10.30    $11.67    $13.13    $12.13      $10.92
                                              ======================================================

====================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(1)            (11.24)%   (6.33)%   17.37%    20.20%      26.23%

====================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)      $90,440  $108,522   $75,886   $58,082     $36,657
----------------------------------------------------------------------------------------------------
 Average net assets (in thousands)             $98,104  $ 97,172   $66,185   $46,558     $27,349
----------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income (loss)                    (0.13)%    0.37%     0.31%     0.50%       0.63%
 Expenses                                         1.69%     1.67%     1.68%     1.67%(3)    1.72%(3)
----------------------------------------------------------------------------------------------------
 Portfolio turnover rate                           116%       61%       34%       38%         92%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period.
Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   23 | OPPENHEIMER TOTAL RETURN FUND, INC.

FINANCIAL HIGHLIGHTS  Continued
-------------------------------------------------------------------------------

                                                                     PERIOD ENDED
 CLASS N                                                     DECEMBER 31, 2001(1)
=================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                                   $ 11.38
---------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                                      .02
 Net realized and unrealized gain (loss)                                   (.88)
                                                                        ---------
 Total income (loss) from investment operations                            (.86)
---------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                      (.12)
 Distributions from net realized gain                                      (.04)
                                                                        ---------

 Total dividends and/or distributions to shareholders                      (.16)
---------------------------------------------------------------------------------
 Net asset value, end of period                                         $ 10.36
                                                                        =========

=================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(2)                                      (7.54)%

=================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)                               $ 1,368
---------------------------------------------------------------------------------
 Average net assets (in thousands)                                      $   593
---------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                                     0.20%
 Expenses                                                                  1.23%
---------------------------------------------------------------------------------
 Portfolio turnover rate                                                    116%

1. For the period from March 1, 2001 (inception of offering) to December 31,
2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.
3. Annualized for periods of less than one full year.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   24 | OPPENHEIMER TOTAL RETURN FUND, INC.

|

CLASS Y YEAR ENDED DECEMEBR 31,                   2001      2000        1999       1998         1997

=============================================================================================================
 PER SHARE OPERATING DATA

 Net asset value, beginning of period           $ 11.78   $ 13.26     $ 12.24    $ 11.00       $ 9.77
-------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                              .09       .17         .17        .17          .18
 Net realized and unrealized gain (loss)          (1.31)     (.84)       2.00       2.10         2.48
                                               --------------------------------------------------------------
 Total income (loss) from
 investment operations                            (1.22)     (.67)       2.17       2.27         2.66
-------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income              (.12)     (.18)       (.14)      (.16)        (.15)
 Distributions from net realized gain              (.04)     (.63)      (1.01)      (.87)       (1.28)
                                               --------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                   (.16)     (.81)      (1.15)     (1.03)       (1.43)
-------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                 $ 10.40   $ 11.78     $ 13.26    $ 12.24      $ 11.00
                                               ==============================================================

=============================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(1)             (10.29)%   (5.54)%     18.53%     21.33%       27.53%

=============================================================================================================
 RATIOS/SUPPLEMENTAL DATA
-------------------------------------------------------------------------------------------------------------
 Net assets, end of period (in thousands)       $49,223   $55,685     $52,442    $38,874      $26,546
-------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)              $50,147   $57,358     $47,152    $33,687      $21,977
-------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                             0.80%     1.29%       1.32%      1.39%        1.60%
 Expenses                                          0.80%     0.75%       0.67%      0.80%(3)     0.74%(3)
 Expenses, net of reduction to custodian
 expenses and voluntary waiver of
 transfer agent fees                               0.76%      N/A         N/A        N/A          N/A
-------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            116%       61%         34%        38%          92%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period.
Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                   25 | OPPENHEIMER TOTAL RETURN FUND, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================
1. SIGNIFICANT ACCOUNTING POLICIES

Oppenheimer Total Return Fund, Inc. (the Fund) is registered under the
Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's investment objective is to seek high total return. The
Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).

        The Fund offers Class A, Class B, Class C, Class N and Class Y shares.
Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for
Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.

        The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

                     26 OPPENHEIMER TOTAL RETURN FUND, INC.

--------------------------------------------------------------------------------
REPURCHASE AGREEMENTS. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
FEDERAL TAXES. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

As of December 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

              EXPIRING
              ------------------------------
                  2009           $28,070,048

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

--------------------------------------------------------------------------------
CLASSIFICATION OF DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

                     27 OPPENHEIMER TOTAL RETURN FUND, INC.

NOTES TO FINANCIAL STATEMENTS CONTINUED

================================================================================
1. SIGNIFICANT ACCOUNTING POLICIES Continued

        The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $739,754, a decrease in overdistributed net investment income of $641,132, and a decrease in accumulated net realized loss on investments of $98,622. Net assets of the Fund were unaffected by the reclassifications.

--------------------------------------------------------------------------------
INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
SECURITY TRANSACTIONS. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                     28 OPPENHEIMER TOTAL RETURN FUND, INC.

================================================================================
2. CAPITAL STOCK

The Fund has authorized 860 million shares of $.10 par value capital stock.
Transactions in shares of capital stock were as follows:

                                YEAR ENDED DECEMBER 31, 2001(1)      YEAR ENDED DECEMBER 31, 2000
                                     SHARES           AMOUNT           SHARES            AMOUNT
-------------------------------------------------------------------------------------------------

CLASS A
Sold                             25,921,086    $ 283,703,176       52,538,720     $ 715,601,836
Dividends and/or
distributions reinvested          3,278,140       33,076,415       14,167,538       181,713,861

Redeemed                        (41,129,301)    (440,022,300)     (36,694,069)     (495,973,198)

                              -------------------------------------------------------------------
Net increase (decrease)         (11,930,075)   $(123,242,709)      30,012,189     $ 401,342,499
                              ===================================================================

-------------------------------------------------------------------------------------------------
CLASS B
Sold                              7,471,668      $81,063,268       15,632,508     $ 209,389,301
Dividends and/or
distributions reinvested            259,417        2,594,550        3,264,416        41,130,740
Redeemed                        (20,966,189)    (224,040,787)     (38,201,952)     (515,632,364)

                              -------------------------------------------------------------------
Net increase (decrease)         (13,235,104)   $(140,382,969)     (19,305,028)    $(265,112,323)
                              ===================================================================

-------------------------------------------------------------------------------------------------
CLASS C
Sold                              1,980,889    $  21,586,341        4,643,388     $  62,234,552
Dividends and/or
distributions reinvested             46,377          464,379          427,388         5,379,883
Redeemed                         (2,550,987)     (26,909,648)      (1,550,593)      (20,556,963)

                              -------------------------------------------------------------------
Net increase (decrease)            (523,721)   $  (4,858,928)       3,520,183     $  47,057,472
                              ===================================================================

-------------------------------------------------------------------------------------------------
CLASS N
Sold                                136,100    $   1,403,002               --     $          --
Dividends and/or
distributions reinvested              1,972           19,831               --                --
Redeemed                             (6,033)         (60,697)              --                --

                              -------------------------------------------------------------------
Net increase (decrease)             132,039    $   1,362,136               --     $          --
                              ===================================================================

-------------------------------------------------------------------------------------------------
CLASS Y
Sold                              2,157,290    $  23,718,885        3,392,579     $  46,423,509
Dividends and/or
distributions reinvested             74,490          751,606          278,327         3,569,841
Redeemed                         (2,222,825)     (24,137,615)      (2,902,041)      (39,193,506)

                              -------------------------------------------------------------------
Net increase (decrease)               8,955         $332,876          768,865     $  10,799,844
                              ===================================================================

1. For the year ended December 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to December 31, 2001, for
Class N shares.

                     29 OPPENHEIMER TOTAL RETURN FUND, INC.

NOTES TO FINANCIAL STATEMENTS CONTINUED

================================================================================
3. PURCHASES AND SALES OF SECURITIES

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were
$3,777,337,896 and $3,845,839,696, respectively.

As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $2,831,199,315 was:

        Gross unrealized appreciation                 $602,735,935
        Gross unrealized depreciation                  (64,470,094)
                                                      ------------
        Net unrealized appreciation (depreciation)    $538,265,841
                                                      ============

================================================================================
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.75% of the first $100 million of average annual net assets of the Fund, 0.70% of the next $100 million, 0.65% of the next $100 million, 0.60% of the next $100 million, 0.55% of the next $100 million and 0.50% of average annual net assets in excess of $500 million. The Fund's management fee for the year ended December
31, 2001, was an annualized rate of 0.52%.

--------------------------------------------------------------------------------
TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per-account fee. Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Class Y shares are subject to the minimum fee in the event that the per-account fee does not equal or exceed the applicable minimum fee.

        OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of Class Y shares, effective January 1, 2001, and for all other classes, 0.35% per annum, effective October 1, 2001. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLAN FEES. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

                     30 OPPENHEIMER TOTAL RETURN FUND, INC.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                      AGGREGATE         CLASS A     CONCESSIONS     CONCESSIONS      CONCESSIONS     CONCESSIONS
                      FRONT-END       FRONT-END      ON CLASS A      ON CLASS B       ON CLASS C      ON CLASS N
                  SALES CHARGES   SALES CHARGES          SHARES          SHARES           SHARES          SHARES
                     ON CLASS A     RETAINED BY     ADVANCED BY     ADVANCED BY      ADVANCED BY     ADVANCED BY
YEAR ENDED               SHARES     DISTRIBUTOR  DISTRIBUTOR(1)  DISTRIBUTOR(1)   DISTRIBUTOR(1)  DISTRIBUTOR(1)
----------------------------------------------------------------------------------------------------------------

December 31, 2001    $2,368,023        $814,864        $135,377      $2,511,141         $165,947         $13,855

1. The Distributor advances concession payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                         CLASS A               CLASS B              CLASS C               CLASS N
             CONTINGENT DEFERRED   CONTINGENT DEFERRED  CONTINGENT DEFERRED   CONTINGENT DEFERRED
                   SALES CHARGES         SALES CHARGES        SALES CHARGES         SALES CHARGES
                     RETAINED BY           RETAINED BY          RETAINED BY           RETAINED BY
YEAR ENDED           DISTRIBUTOR           DISTRIBUTOR          DISTRIBUTOR           DISTRIBUTOR
-------------------------------------------------------------------------------------------------

December 31, 2001        $18,737            $1,087,714              $31,088                   $--

        The Fund has adopted a Service Plan for Class A shares and Distribution and Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

--------------------------------------------------------------------------------
CLASS A SERVICE PLAN FEES. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended December 31, 2001, payments under the Class A plan totaled $5,874,198, all of which were paid by the Distributor to recipients, and included $463,144 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

--------------------------------------------------------------------------------
CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

                     31 OPPENHEIMER TOTAL RETURN FUND, INC.

NOTES TO FINANCIAL STATEMENTS CONTINUED

================================================================================
4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES Continued

        The Distributor retains the asset-based sales charge on Class B shares.
The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on
Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

        The Distributor's actual expenses in selling Class B, Class C and Class
N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Directors may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended December 31, 2001, were as follows:

                                                                                  DISTRIBUTOR'S
                                                                DISTRIBUTOR'S         AGGREGATE
                                                                    AGGREGATE      UNREIMBURSED
                                                                 UNREIMBURSED     EXPENSES AS %
                             TOTAL PAYMENTS  AMOUNT RETAINED         EXPENSES     OF NET ASSETS
                                 UNDER PLAN   BY DISTRIBUTOR       UNDER PLAN          OF CLASS
------------------------------------------------------------------------------------------------

Class B Plan                     $6,589,597       $5,178,726       $4,175,971              0.73%
Class C Plan                        981,520          273,800        1,407,235              1.56
Class N Plan                          2,468            2,448           28,936              2.12

================================================================================
5. FOREIGN CURRENCY CONTRACTS

A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

        The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
Assets and Liabilities as a receivable or payable and in the Statement of
Operations with the change in unrealized appreciation or depreciation.

        The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

                     32 OPPENHEIMER TOTAL RETURN FUND, INC.

================================================================================
6. ILLIQUID SECURITIES

As of December 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of December
31, 2001 was zero.

================================================================================
7. BANK BORROWINGS

The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.

        The Fund had no borrowings outstanding during the year ended or at
December 31, 2001.

                                                              Appendix A

                                                          RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the  nationally-recognized  rating agencies listed below. Those ratings represent the opinion of the agency as to the credit  quality of issues that they rate.  The  summaries  below are based upon  publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

LONG-TERM (TAXABLE) BOND RATINGS

Aaa: Bonds rated "Aaa" are judged to be the best quality.  They carry the smallest  degree of investment  risk.  Interest  payments are protected by a large or by an exceptionally  stable margin and principal is secure.  While the various  protective  elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa:  Bonds  rated "Aa" are judged to be of high  quality by all  standards.  Together  with the "Aaa"  group,  they  comprise  what are generally  known as high-grade  bonds.  They are rated lower than the best bonds because  margins of protection  may not be as large as with "Aaa"  securities or fluctuation of protective  elements may be of greater  amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable  investment  attributes and are to be considered as upper-medium grade  obligations.  Factors giving  security to principal  and interest are  considered  adequate but elements may be present  which  suggest a  susceptibility  to impairment some time in the future.

Baa:  Bonds rated "Baa" are  considered  medium-grade  obligations;  that is, they are neither  highly  protected  nor poorly  secured.
Interest  payments and principal  security  appear  adequate for the present but certain  protective  elements may be lacking or may be characteristically  unreliable  over any great  length  of time.  Such  bonds  lack  outstanding  investment  characteristics  and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have  speculative  elements.  Their future cannot be considered  well-assured.  Often the protection of interest and  principal  payments  may be very  moderate  and thereby not well  safeguarded  during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally  lack  characteristics  of the desirable  investment.  Assurance of interest and principal  payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing.  Such issues may be in default or there may be present  elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca"  represent  obligations  which are  speculative  in a high degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds rated "C" are the lowest class of rated bonds and can be regarded as having  extremely  poor  prospects of ever  attaining any real investment standing.

Con.  (...):  Bonds  for which the  security  depends  on the  completion  of some act or the  fulfillment  of some  condition  are rated conditionally.  These bonds are secured by (a)  earnings  of  projects  under  construction,  (b)  earnings of projects  unseasoned  in operating  experience,  (c) rentals that begin when  facilities are completed,  or (d) payments to which some other limiting  condition attaches.  The parenthetical  rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.
Moody's  applies  numerical  modifiers  1, 2, and 3 in each generic  rating  classification  from "Aa" through  "Caa." The modifier "1"
indicates that the obligation ranks in the higher end of its generic rating category;  the modifier "2" indicates a mid-range  ranking;
and the modifier "3" indicates a ranking in the lower end of that generic rating  category.  Advanced  refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2:  Issuer has a strong ability for repayment of senior short-term debt obligations.  Earnings trends and coverage ratios,  while sound,  may be more  subject to  variation.  Capitalization  characteristics,  while  appropriate,  may be more  affected  by  external conditions. Ample alternate liquidity is maintained.

Prime-3:  Issuer has an acceptable ability for repayment of senior short-term obligations.  The effect of industry  characteristics and market  compositions  may be more  pronounced.  Variability  in earnings and  profitability  may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's")

LONG-TERM CREDIT RATINGS

AAA: Bonds rated "AAA" have the highest rating assigned by Standard & Poor's. The obligor's  capacity to meet its financial  commitment on the obligation is extremely strong.

AA:  Bonds  rated "AA"  differ  from the  highest  rated bonds only in small  degree.  The  obligor's  capacity  to meet its  financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible  to the adverse  effects of changes in  circumstances  and economic  conditions  than obligations in higher-rated  categories.  However,  the obligor's capacity to meet its financial  commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic  conditions or changing  circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated `BB', `B', `CCC', `CC', and `C' are regarded as having significant  speculative  characteristics.  `BB' indicates the least degree of speculation and `C' the highest.  While such obligations will likely have some quality and protective  characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated "BB" are less vulnerable to nonpayment than other speculative issues.  However,  they face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the obligor's  inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more  vulnerable to  nonpayment  than bonds rated "BB",  but the obligor  currently has the capacity to meet its financial commitment on the obligation.  Adverse business,  financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently  vulnerable to nonpayment,  and are dependent upon  favorable  business,  financial,  and economic conditions  for the obligor to meet its  financial  commitment  on the  obligation.  In the event of adverse  business,  financial,  or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: Subordinated  debt or preferred stock  obligations  rated "C" are currently highly  vulnerable to nonpayment.  The "C" rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar  action taken,  but payments on this  obligation  are being continued.  A "C" also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments,  but that is currently paying.

D: Bonds rated "D" are in payment  default.  The "D" rating  category is used when payments on an  obligation  are not made on the date due even if the  applicable  grace period has not expired,  unless  Standard & Poor's  believes  that such payments will be made during such grace  period.  The "D" rating also will be used upon the filing of a  bankruptcy  petition  or the taking of a similar  action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the  addition of a plus (+) or minus (-) sign to show  relative  standing  within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

SHORT-TERM ISSUE CREDIT RATINGS

A-1: A  short-term  bond rated  "A-1" is rated in the  highest  category  by  Standard & Poor's.  The  obligor's  capacity  to meet its financial commitment on the obligation is strong.  Within this category,  certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A  short-term  bond rated "A-2" is somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and economic conditions  than  obligations in higher rating  categories.  However,  the obligor's  capacity to meet its financial  commitment on the obligation is satisfactory.

A-3: A  short-term  bond rated "A-3"  exhibits  adequate  protection  parameters.  However,  adverse  economic  conditions  or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term bond rated "B" is regarded as having significant  speculative  characteristics.  The obligor currently has the capacity to meet its financial  commitment on the obligation;  however,  it faces major ongoing  uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: A short-term  bond rated "C" is currently  vulnerable  to  nonpayment  and is dependent  upon  favorable  business,  financial,  and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term  bond rated "D" is in payment  default.  The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable  grace period has not expired,  unless  Standard & Poor's  believes that such payments will be made during such grace period.  The "D" rating also will be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.

INTERNATIONAL LONG-TERM CREDIT RATINGS

Investment Grade:

AAA:  Highest  Credit  Quality.  "AAA"  ratings  denote the lowest  expectation  of credit risk.  They are assigned only in the case of exceptionally  strong capacity for timely payment of financial  commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings  denote a very low  expectation of credit risk.  They indicate a very strong  capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality.  "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial  commitments is considered strong.  This capacity may,  nevertheless,  be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit  Quality.  "BBB" ratings  indicate that there is currently a low  expectation  of credit risk. The capacity for timely payment of financial  commitments is considered  adequate,  but adverse changes in  circumstances  and in economic  conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB:  Speculative.  "BB" ratings indicate that there is a possibility of credit risk  developing,  particularly as the result of adverse economic change over time.  However,  business or financial  alternatives  may be available to allow  financial  commitments to be met.
Securities rated in this category are not investment grade.

B:  Highly  Speculative.  "B" ratings  indicate  that  significant  credit risk is  present,  but a limited  margin of safety  remains.
Financial  commitments  are currently being met.  However,  capacity for continued  payment is contingent  upon a sustained,  favorable business and economic environment.

CCC, CC C: High  Default  Risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments  is solely  reliant upon sustained,  favorable  business or economic  developments.  A "CC" rating  indicates  that default of some kind appears  probable.  "C"
ratings signal imminent default.

DDD, DD, and D:  Default.  The ratings of  obligations  in this category are based on their  prospects  for  achieving  partial or full recovery in a  reorganization  or  liquidation of the obligor.  While expected  recovery  values are highly  speculative  and cannot be estimated with any precision,  the following serve as general  guidelines.  "DDD"  obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.  "DD" indicates potential  recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have  defaulted on some or all of their  obligations.  Entities  rated "DDD" have the highest  prospect for resumption of performance or continued operation with or without a formal reorganization  process.  Entities rated "DD" and "D" are generally undergoing a formal  reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating  symbol to denote  relative  status within the major rating  categories.  Plus and minus signs are not added to the "AAA"  category or to  categories  below  "CCC," nor to  short-term  ratings  other than "F1" (see below).

INTERNATIONAL SHORT-TERM CREDIT RATINGS

F1:  Highest  credit  quality.  Strongest  capacity for timely  payment of financial  commitments.  May have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit  quality.  A  satisfactory  capacity for timely  payment of financial  commitments,  but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit quality.  Capacity for timely payment of financial  commitments is adequate.  However,  near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative.  Minimal capacity for timely payment of financial  commitments,  plus  vulnerability  to near-term  adverse changes in financial and economic conditions.

C:  High  default  risk.  Default  is a real  possibility.  Capacity  for  meeting  financial  commitments  is  solely  reliant  upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

--------
1 Messrs. Bowen, Cameron, Marshall and Murphy are not Directors of Panorama Series Fund, Inc. Messrs. Armstrong, Bowen, Cameron,
Fossel and Marshall are not Managing General Partners of Centennial America Fund, L.P. Mr. Murphy is not a Trustee or Managing
General Partner of any of the Centennial trusts.
2 The address of each Director is 6803 S. Tucson Way, Englewood, CO 80112-3924.
3 Each Director serves for an indefinite term, until his resignation, death or removal.
4 The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
5 Mr. Murphy serves for an indefinite term, until his resignation, death or removal.
6 Includes shares owned by Mr. Murphy in other Oppenheimer Funds for which he serves as director or trustee.
7 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Mr. Wixted and Ms. Ives, whose address is 6803 S.
Tucson Way, Englewood, CO 80112-3924.
8 Each Officer serves for an annual term, or until his or her earlier resignation, death or removal.
9. The term "Independent Directors" used in reference to plans adopted under Rule 12b-1 of the Investment Company Act means those
Directors who are not "interested persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean "repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in
(or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and
403(b) plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more
Oppenheimer funds held by the Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.

                                                              Appendix B

---------------------------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
---------------------------------------------------------------------------------------------------------------------------------------

  Aerospace & Defense                           Household Durables
  Air Freight & Couriers                        Household Products
  Airlines                                          Industrial Conglomerates
  Auto Components                                   Insurance
  Automobiles                                       Internet & Catalog Retail
  Banks                                             Internet Software & Services
  Beverages                                         Information Technology Consulting & Services
  Biotechnology                                     Leisure Equipment & Products
  Building Products                                 Machinery
  Chemicals                                         Marine
  Commercial Services & Supplies                Media
  Communications Equipment                          Metals & Mining
  Computers & Peripherals                       Multiline Retail
  Construction & Engineering                    Multi-Utilities
  Construction Materials                            Office Electronics
  Containers & Packaging                        Oil & Gas
  Distributors                                      Paper & Forest Products
  Diversified Financials                            Personal Products
  Diversified Telecommunication Services            Pharmaceuticals
  Electric Utilities                                Real Estate
  Electrical Equipment                              Road & Rail
  Electronic Equipment & Instruments            Semiconductor Equipment & Products
  Energy Equipment & Services                   Software
  Food & Drug Retailing                         Specialty Retail
  Food Products                                     Textiles & Apparel
  Gas Utilities                                     Tobacco
  Health Care Equipment & Supplies              Trading Companies & Distributors
  Health Care Providers & Services              Transportation Infrastructure
  Hotels Restaurants & Leisure                  Water Utilities
                                                    Wireless Telecommunication Services

                                   Appendix C

         OppenheimerFunds Special Sales Charge Arrangements and Waivers
--------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of the
applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans3
              4)  Group Retirement Plans4
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the "Transfer Agent") of the particular
Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the
Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

                              Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
---------------------------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to the Class A
Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below.
However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption).
Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the
Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."5 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans (other than IRA or 403(b)(7) Custodial
              Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the
                  Distributor for those purchases, or
              2)  by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill
                  Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
              2)  The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
              3)  The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases by a Retirement  Plan whose  record  keeper had a  cost-allocation  agreement  with the Transfer  Agent on or before
              March 1, 2001.
II.

                                         Waivers of Class A Sales Charges of Oppenheimer Funds
---------------------------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the
Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the
              Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the
              Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|

         Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the
              Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C
              TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former
              Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the
Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds
              (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to
              "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.6
              5)  Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.7
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
              11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
                  OppenheimerFunds-sponsored IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the
              Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.                               Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
---------------------------------------------------------------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill
              Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of
              $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.9
              5)  To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
              8)  For loans to participants or beneficiaries.10
              9)  On account of the participant's separation from service.11
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
              11) Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age
                  59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
              13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
              14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement
              Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.

 Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Former Quest for Value Funds
---------------------------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the
Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24,
1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:
     Oppenheimer Quest Value Fund, Inc.              Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund           Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various
Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for
              Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that
Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC
Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

---------------------------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's
Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the
              Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for
Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement Income Security Act of
1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an
Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same
Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
V.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Connecticut Mutual
                                                        Investment Accounts, Inc.
-----------------------------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective
Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former
Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut
Mutual Funds:
     Connecticut Mutual Liquid Account      Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account            CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account      CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to
                  March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
              2)  persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|

         Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
              1)  any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former Connecticut
                  Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of
                  Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut Mutual Funds or a Fund into which such Fund merged;
              2)  any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
              3)  Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
              6)  an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the
                  Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut
Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or
Class B shares of a Former Connecticut Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former
Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18,
1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections
         401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of
         Incorporation, or as adopted by the Board of Directors of the Fund.
VI.                           Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
---------------------------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income Fund and Oppenheimer
Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance
America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30,
1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.                     Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
---------------------------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's
              Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Total Return Fund, Inc.

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Adviser
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1-800-525-7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         Deloitte & Touche LLP
         555 Seventeenth Street, Suite 3600
         Denver, Colorado 80202-3942

Legal Counsel
         Myer, Swanson, Adams & Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202

890
PX420.0402